As filed with the Securities and Exchange Commission on February 23, 1999
                                                      Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                 Amendment No. 3
                                       to
                                    Form SB-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------
                           FLEX FINANCIAL GROUP, INC.
                            FLEX ACQUISITIONS CORP.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)


           Texas                       6159               76-0498636
 ---------------------------     ------------------   ---------------------
 (State or other of (Primary     Standard Industrial     (I.R.S. Employer
 jurisdiction of incorporation   Classification Code  Identification Number)
     or organization)                 Number)

                                                   Michael T. Fearnow
                                                        President
                                                 Flex Financial Group, Inc.
      179 Ruskin Drive East                      179 Ruskin Drive East
     Montgomery, Texas 77356                    Montgomery, Texas 77356
        (409) 449-5244                             (409) 449-5244
--------------------------------           -----------------------------------
Address, and telephone number of           (Name, address and telephone number
Principal Place of Business and                 of Agent for Service)
Principal Executive Offices)

                                   Copies to:
                          Robert L. Sonfield, Jr., Esq.
                               Sonfield & Sonfield
                             770 South Post Oak Lane
                            Houston, Texas 77056-1913
                                 (713) 877-8333
                            Facsimile: (713) 877-1547
                         Email: RSonfield@compuserve.com

     Approximate Date of Proposed Sale to the Public: As soon as practicable following the effectiveness of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


                                                                               Proposed             Proposed
                                                            Amount to be        maximum             Maximum           Amount of
                 Title of each class of                      registered     offering price         Aggregate         registration
               securities to be registered                                   per share (1)     Offering price (1)        fee
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
Units, (2)...................................                     100,000              $6.00             $ 600,000         $181.80
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
     Common Stock ($.001) ...................                     100,000              $ .00                $    0         $  0.00
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
     Class B Warrants (3)....................                     200,000              $ .00                $    0         $  0.00
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
          Common Stock Underlying Class B Warrants                200,000              $6.25            $1,250,000         $378.75
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
     Class C Warrants (3)....................                     200,000              $ .00                $    0         $  0.00
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
          Common Stock Underlying Class C Warrants                200,000             $10.00            $2,000,000         $606.00
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
Common Stock  (4)............................                      20,000              $0.04               $   800         $  0.24
---------------------------------------------------------- --------------- ------------------ --------------------- ---------------
                          TOTAL                                                                                          $1,166.79
========================================================== =============== ================== ===================== ===============

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Each consisting of one share of common stock, $.001 par value, two Class B Warrants and two Class C Warrants

(3) Pursuant to Rule 416, there are also being registered such indeterminable additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Class B and Class C Warrants, should such provisions become operative.

(4)  Shares  to  be  distributed  to  the   shareholders   of  American   NorTel
     Communications, Inc. The registration fee is based upon the book value of the Flex Acquisitions as of July 31, 1996. Rule 457(a).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectus: (1) to be used in connection with the offering of 100,000 Units (the "Unit Offering"); and
(2) to be used in connection with the distribution of 20,000 shares of common stock to the shareholders of American NorTel Communications, Inc. (the "Distribution"). The Prospectuses are identical in all respects expect for the front cover page, table of contents, an alternate "Use of Proceeds" section and a section in the Distribution Prospectus entitled "The Distribution" instead of the "Plan of Distribution" section in the Unit Offering Prospectus. The section entitled "Dilution" is not included in the Distribution Prospectus. Pages included in the Distribution Prospectus and not in the Unit Offering Prospectus are marked "Alternate Page for Distribution Prospectus" and follow the financial statements.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                PRELIMINARY PROSPECTUS DATED

                           FLEX FINANCIAL GROUP, INC.
                            (a Delaware corporation)
                    (Formerly Flex Acquisitions Corporation)

        100,000 Units, Each Unit Consisting of One Share of Common Stock,
                  Two Class B Warrants and Two Class C Warrants
                                 $6.00 per Unit

     Flex Financial Group, Inc. (the "Company") is offering 100,000 Units, each Unit consisting of one share of common stock, $.001 par value ("the Common Stock"), and four Common Stock purchase warrants, two Class B Warrants ("the Class B Warrants") and two Class C Warrants ("the Class C Warrants," collectively the "Warrants"). The components of the Units are immediately separately transferable. The Units will not be tradable.

     Each Class B Warrant  and each Class C Warrant is  immediately  exercisable and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.25 and $10.00, respectively. The Warrants expire on January 1, 2002, unless extended by the Company. Each Class B Warrant may be redeemed by the Company at any time after March 30, 1998 at a price of $0.05 per warrant if the reported closing bid price of the Common stock is at least $7.50 per share (132% of the initial public offering price of the Common Stock) for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. Each Class C Warrant may be redeemed by the Company at any time after March 30, 1998 at a price of $0.05 per warrant if the reported closing bid price of the Common stock is at least $12.00 per share (222% of the initial public offering price of the Common Stock) for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. Notice of the redemption will be mailed to all Warrant holders at least 30 days before the date on which the Warrants have been called. See "Description of Securities-Redeemable Common Stock Purchase Warrants."

     Simultaneously with the offering of the Units (the "Units Offering"), the Company is distributing, by means of a separate prospectus, 20,000 shares of Common stock (the "Spin-off" or the "Distribution") to the shareholders of American NorTel Communications, Inc. ("American NorTel"). Immediately prior to commencement of the Units Offering and the Distribution, Flex Acquisitions Corporation ("Flex Acquisitions") will merge with Flex Financial Group, Inc. and change its name to Flex Financial Group, Inc. (the "Merger"). Therefore, references to the Company means the surviving corporation of the Merger. Neither Flex Financial nor Flex Acquisitions has any history of operations. The Merger to take place pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is included as an exhibit to the registration statement on Form S-4 which covers the Merger. See "Summary of the Offering - The Transactions."

     Prior to the Units Offering, there has been no public market for the Common Stock or Warrants and there can be no assurance that such a market will develop or, if developed, that it will be sustained. The offering price of the Units and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and will not necessarily be related to the assets, book value or any other established criterion of value. See "Risk Factors" beginning on page 13 and "Plan of Distribution" on page 41.

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK INCLUDING A LACK OF OPERATING HISTORY, LIMITED OPERATIONS IF ONLY THE MINIMUM OFFERING IS SOLD AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS." COMMENCING ON PAGE 13OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                           Underwriting
                            Price to       Discounts and          Proceeds to
                             Public       Commissions (1)         Company (2)
--------------------------------------------------------------------------------
Per Unit                $       6.00         $      .60         $      5.40
  Total Maximum:
    100,000 Units        $600,000.00         $60,000.00         $540,000.00
  Total Minimum:
    20,000 Units (3)     $120,000.00         $12,000.00         $108,000.00
================================================================================
See footnotes on following page.

     The Units are being offered on a "best efforts all or none basis" as to 20,000 Units and on a "best efforts basis" as to the remaining 80,000 Units.

                  The date of this Prospectus is December ___, 1998.

(1) The Company has not entered into any agreement with a member firm of the National Association of Securities Dealers, Inc. ("NASD") to assist in the sales of the securities and, therefore, is not presently obligated to pay any commissions in connection with such sales. In the event the Company enters into an agreement with an NASD member firm, the Company may pay the member firm, as agent, an estimated commission in the range of 10% of the sale price of any securities sold by such broker-dealer. The Company may agree to indemnify the broker-dealer against certain liabilities, including liabilities under the Securities Act of 1933, as amended. It is also likely that any such agreement by the Company with a broker-dealer will include reimbursement to the broker-dealer for any out-of-pocket expenses incurred in connection with the offer and sale of the securities, based upon a percentage of the amount of securities sold. See "Plan of Distribution."

(2)  Before  deducting   expenses,   other  than   underwriting   discounts  and
     commissions, payable by the Company, estimated to be $40,000 for a maximum offering and $20,000 for a minimum offering.

(3) Subscription funds will be held in an interest-bearing escrow account with Southwest Bank of Texas, N.A., Houston, Texas, as Escrow Agent, until the minimum offering has been subscribed. Upon receipt of subscription funds for the minimum offering, the escrow will terminate and the funds released to the Company. If the minimum is not subscribed, all funds will be returned by the Escrow Agent without deduction and without interest. See "Plan of Distribution" on page 41.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION........................................................v
CAUTIONARY STATEMENTS........................................................v

SUMMARY OF THE OFFERING......................................................6
   Overview..................................................................6
   The Company...............................................................7
     General.................................................................7
     Business Plan...........................................................7
     Management..............................................................7
   Use of Proceeds...........................................................7
     Minimum Offering........................................................7
     Maximum Offering........................................................8
   The Transactions..........................................................8
     The Distribution........................................................8
     The Merger..............................................................9
   The Offering..............................................................9
   Parties to the Transaction...............................................10
     Flex Financial Group, Inc..............................................10
     Flex Acquisitions Corporation..........................................10
     American NorTel Communications, Inc....................................11
   Summary Consolidated Financial Data......................................12

RISK FACTORS................................................................13
   Risks Inherent in Development Stage Company..............................13
   Arbitrary Determination of Offering Price and Warrant Exercise Price.....13
   No Assurance of a Public Market and Likelihood of a Volatile Market......13
   Penny Stock Regulation...................................................13
   Dependence on Michael Fearnow............................................14
   Conflicts of Interest....................................................14
   Lack of Independent Directors............................................14
   Lack of Ability to Fully Investigate Financing Opportunities.............14
   Current Prospectus and State Blue Sky Registration
       Required to Exercise the Warrants....................................14
   Competition..............................................................15
   Adverse Effect of Sale of Less Than Total Offering........ ..............15
   Risk of No Underwriter...................................................15
   Lack of Participating Broker Dealers.....................................15
   No Cash Dividends........................................................15
   Shares Eligible for Future Sale..........................................16
   Market Standoff Agreement................................................16
   Dilution.................................................................17
   Anti-Takeover Provisions.................................................18

USE OF PROCEEDS.............................................................18

DIVIDEND POLICY.............................................................19

CAPITALIZATION..............................................................19

DILUTION....................................................................20

Management's Discussion and Analysis of Financial Condition and
  Results of Operations.....................................................21
     General................................................................21
     Liquidity and Capital Resources........................................21
   Year 2000 Issue..........................................................21

BUSINESS OF THE COMPANY.....................................................21
   Overview.................................................................22
     General................................................................22
   Plan of Operation........................................................22
     Business Objectives....................................................22
     Business Experience of Principals......................................23
   Subordination Loans and Bridge Loans.....................................23
     General Consideration..................................................23
     Subordination Loans....................................................23
     Bridge Loans...........................................................23
     Typical Scenarios......................................................24
   Plan of Operation for Next 12 Months.....................................24
   Other Investment Transactions............................................25
     General................................................................25
     Investment Transactions................................................25
     Typical Scenarios......................................................25
     Method of Participation................................................25
     Flex Financial May Be Deemed to Be an Underwriter......................25
     Flex Financial May Have Exposure as a Control Person...................26
   Other Considerations.....................................................26
     Sources of Opportunities...............................................26
     Evaluation Procedures..................................................27
   Competition..............................................................27
   Description of Properties................................................27
   Course of Business Should the Minimum Offering Not be Sold...............28
   Legal Proceedings........................................................28
MANAGEMENT OF THE COMPANY...................................................28
   Directors, Executive Officers and Significant Employees..................28
   Compensation of Directors and Officers...................................28
   Stock Incentive Plan.....................................................29
        General Provisions of the Stock Incentive Plan......................29
        Stock Options and Stock Appreciation Rights.........................29
        Restricted Stock....................................................30
        Tax Information.....................................................30
   Limitations of Liability and Indemnification of Directors................31

Certain Transactions........................................................32

PRINCIPAL STOCKHOLDERS......................................................33
   Security Ownership of Certain Beneficial Owners..........................33
   Security Ownership of Management.........................................34
   Parents..................................................................34

DESCRIPTION OF SECURITIES...................................................34
   Units....................................................................35
   Common Stock.............................................................35
   Redeemable Common Stock Purchase Warrants and Options....................36
     Class A Common Stock Purchase Options..................................36
     Class B Warrants.......................................................36
     Class C Warrants.......................................................36
     General................................................................37
     Current Prospectus and State Blue-Sky Registration Required
  to Exercise Warrants......................................................37
   Unit Purchase Options....................................................38
   Preferred Stock..........................................................38
   Defenses Against Hostile Takeovers.......................................38
     Introduction...........................................................38
     Authorized Shares of Capital Stock.....................................38
     Stockholder Meetings...................................................39
     Classified Board of Directors and Removal of Directors.................39
       Restriction of Maximum Number of Directors and Filling
         Vacancies on the Board of Directors................................39
     Stockholder Vote Required to Approve Business Combinations
       with Related Persons.................................................39
     Advance Notice Requirements for Nomination of Directors and
       Proposal of New Business at Annual Stockholder Meetings..............40
     Limitations on Acquisitions of Capital Stock...........................40
     Supermajority Voting Requirement for Amendment of Certain
       Provisions of the Certificate of Incorporation.......................40
   Registrar Transfer Agent and Warrant Agent...............................41
PLAN OF DISTRIBUTION........................................................41

SHARES ELIGIBLE FOR FUTURE SALE.............................................42

LEGAL MATTERS...............................................................42

EXPERTS.....................................................................42

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
  FINANCIAL STATEMENT SCHEDULES.............................................F-1

                              AVAILABLE INFORMATION

     Flex Financial has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Flex Financial Common Stock described in this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto, certain portions having been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete with respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement. Reference is made to such exhibits for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's Web site (http://www.sec.gov).

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY FLEX FINANCIAL, FLEX ACQUISITIONS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEX FINANCIAL OR FLEX ACQUISITIONS SINCE THE DATE OF THIS PROSPECTUS.

                              CAUTIONARY STATEMENTS

     This  Prospectus  contains  statements  relating  to future  results of the
Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as promulgated by the Litigation Reform Act, expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, regulatory conditions, government healthcare spending, integration of acquisitions and competitive pricing pressures, all as detailed from time to time in the filings of the Company made with the Commission.

     When used in this Prospectus with respect to Flex Financial or Flex Acquisitions the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this Prospectus under the headings "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             SUMMARY OF THE OFFERING

     Simultaneously with and as a condition to the consummation of the offering made by this Prospectus, Flex Acquisitions will merge with Flex Financial and Flex Acquisitions Corporation will change its name to Flex Financial as the survivor of the Merger. Unless otherwise indicated, all references to the "Company" herein include the combination of Flex Acquisitions and Flex Financial after the Merger, and references herein to "Flex Acquisitions" means Flex Acquisitions Corporation prior to the consummation of the Merger and references to "Flex Financial" means Flex Financial Group, Inc. prior to the consummation of the Merger.

     Simultaneously with and as a condition to the consummation of the offering made by this Prospectus and as a part of the series of integrated transactions that restructures the Company, American NorTel Communications, Inc.("American NorTel") will consummate the Distribution by distributing 20,000 shares of Common Stock of the post-Merger Company ratably to its shareholders.

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Prospectus and the Appendices hereto. Prospective shareholders are urged to read carefully this Prospectus in their entirety. Capitalized terms used herein without definition are, unless otherwise indicated, defined in the text below and used herein with such meanings.

Overview

     The management of the Company, Flex Acquisitions and American NorTel believe that the shareholders of Flex Financial and American NorTel will benefit from receiving shares in a transaction that has been registered under the Securities Act in exchange for their shares of capital stock, in the case of Flex Financial, or as a dividend with possible future value, in the case of American NorTel. Further, the management of the Company and of Flex Acquisitions believe that the distribution of Shares to the stockholders of American NorTel in the Distribution will provide the basis for the creation of a public market for the common stock of the post-Merger Company and that the existence of such a public market will benefit the Company and American NorTel stockholders. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market and Likelihood of a Volatile Market."

     The management of Flex Financial determined that, after research into other possible alternatives, the proposed Restructuring presented the fastest and least expensive method of accessing the U.S. public capital markets and providing the most desirable corporate vehicle for conducting its business operations. The criteria applied by the board was to obtain trading status for the shares held by Flex Financial's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution.

     Simultaneously with and as a condition to the consummation of the offering made by this Prospectus, Flex Acquisitions will merge with Flex Financial with Flex Acquisitions Corporation changing its name to Flex Financial as the survivor of the Merger and American NorTel will distribute share of Common Stock to its shareholders. Following the completion of the Distribution, the Company will operate as an independent, publicly-traded company.

     The American NorTel shareholders will not be required to pay any cash or other consideration for the shares of Common Stock received in the distribution or will they need to surrender their American NorTel common stock certificates in order to receive shares of Company Common Stock in the Distribution. The Distribution Agent will send American NorTel shareholder's stock certificates following consummation of the Merger.

     The Company will attempt to qualify the Common Stock on the NASD inter-dealer Electronic Bulletin Board. The Company Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of Common Stock received by any person who may be deemed to be an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the directors and executive officers of the Company. Persons who are affiliates of the Company will be permitted to sell their Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part will not cover resales of Company Common Stock by affiliates of the Company. See "Shares Eligible for Future Sale."

The Company

     General. Flex Financial was organized to provide Subordination Loans to selected underwriters requiring short term additional net capital to underwrite specific issues on a firm commitment basis; to provide Bridge Loans on a highly selective basis within established guidelines to selected issuers meeting the company's due diligence standards to facilitate initial public offerings or secondary financing; and to engage in "spin-off" activities in which the company serves as a vehicle or facility to convert private operating companies to public ownership.

     Business Plan. The Company intends to participate in short term financing opportunities by (i) providing and/or participating in equity subordination loans to selected underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing and/or participating in bridge loans to selected issuers meeting the Company's due diligence standards in connection with initial public offerings and secondary financing ("Bridge Loans"). The Company also intends to engage in "spin-off" activities such as are described herein, such spin-offs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other public companies. The Company is not aware of any comparable size public company that provides the type of financing proposed to be provided by the Company.

     Management. Management of the company has virtually unlimited discretion in searching out and participating in a financing opportunity. The company is unable to predict when it may become engaged in a financing opportunity. It expects, however, that review and analysis of specific proposals and the selection of a financing opportunity will likely take several weeks or more following the successful completion of this offering. There can be no assurance as to when or if a financing opportunity will become available, however, management is confident that such opportunities will become available.

     The business office of the Company is 179 Ruskin Drive East, Montgomery, TX 77356. Its telephone number is 409.597.7500.

Use of Proceeds

     Minimum Offering. The net proceeds to the Company from the sale of the minimum number of Units offered hereby, assuming a public offering price of $6.00 per Unit and after deducting estimated offering expenses, are estimated to be approximately $88,000. The following table sets forth the estimated application by the Company of the net proceeds to be derived from the sale of the minimum number of Units offered hereby.

                                       Amount                     Percentage
                                       of Net                        of Net
Use of Proceeds                       Proceeds                      Proceeds
---------------                       --------                     ---------
To pay principal and accrued
    Interest on Flex Financial
    Bridge Loan Notes (1)              $60,000                         68%

To make Subordination and
    Bridge Loans                        28,000                         32%

To provide general working
    Capital                                  0                          0%

        Total Net Proceeds             $88,000                        100%

(1) Proceeds of the Bridge Loans were used by Flex Financial to cover the legal, audit and other expenses of the Units Offering, Merger and Distribution transactions, including registration of the Merger transaction.

     The Company intends to use the net proceeds of the minimum Units Offering first to retire the Bridge Loans, then to apply the remaining net proceeds to making Subordination and Bridge Loans.

     The Company believes that the minimum offering proceeds from the sale of Units offered hereby will enable the Company to earn fees and interest on Bridge Loans and Subordination Loans by participating in Subordination and Bridge Loans of duration that enable two completed transactions per year in amounts in the range of $10,000.

     If less than the maximum number of Units offered hereby is sold, the Company will not have sufficient capital resources to permit the Company to participate in Subordination and Bridge Loans of the number, amount and in the timing proposed in its business plan. Therefore, the Company will operate at reduced levels of activity until operating revenues or additional financing proceeds enable the Company to increase its operations. See "Use of Proceeds" and "Business of the Company - Plan of Operation for Next 12 Months."

     Maximum Offering. The net proceeds to the Company from the sale of the maximum number of Units offered hereby, assuming a public offering price of $6.00 per Unit and after deducting estimated offering expenses, are estimated to be approximately $500,000. The following table sets forth the estimated application by the Company of the net proceeds to be derived from the sale of maximum number of Units offered hereby.

                                       Amount                      Percentage
                                       of Net                        of Net
Use of Proceeds                       Proceeds                      Proceeds
---------------                       --------                      --------

To pay principal and accrued
    Interest on Flex Financial
    Bridge Loan Notes (1)              $60,000                         12%

To make Subordination and
    Bridge Loans                       395,000                         79%

To provide general working
    Capital                             45,000                          9%
                                      --------                        ----

        Total Net Proceeds            $500,000                        100%

---------------------

(1) Proceeds of the Bridge Loans were used by Flex Financial to cover the legal, audit and other expenses of the Units Offering, Merger and Distribution transactions, including registration of the Merger transaction.

     The Company intends to use the net proceeds of the maximum Units Offering first to retire the Bridge Loans, then to apply the remaining net proceeds to Subordination and Bridge Loans after 15% of net proceeds exceeding $200,000 ($45,000 if the maximum offering is sold) are applied to general working capital (overhead or general and administrative expenses).

     The Company believes that the maximum offering proceeds from the sale of Units offered hereby will enable the Company to earn fees and interest on Bridge Loans and Subordination Loans by participating in Subordination and Bridge Loans of duration that enable six completed transactions per year in amounts in the range of $150,000. The Company does not anticipate additional capital requirements thereafter unless for the purposes of expanding its available capital to permit expansion of its participation in Subordination and Bridge Loans or the replacement of capital depleted by extraordinary losses in its loan portfolio. The Company believes it will be able to provide for its working capital needs from the maximum offering proceeds of the Units Offering and operating revenues. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company would be required to seek additional financing or curtail its activities. See "Use of Proceeds" and "Business of the Company - Plan of Operation for Next 12 Months."

The Transactions

     The Distribution. The Distribution will be effected immediately after consummation of the Merger. On the Distribution Date, American NorTel will distribute to its stockholders as of the Distribution Record Date, shares of Company Common Stock. Each stockholder of American NorTel as of the Distribution Record Date will receive one share of Company Common Stock for each 588 share of American NorTel Common Stock held as of the Distribution Record Date. The Distribution will not take place unless all of the conditions to effecting the Merger (other than the completion of the Distribution) have been fulfilled. American NorTel's transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, will act as the Distribution Agent for the Distribution and will deliver certificates for Company Common Stock as soon as practicable to holders of record of American NorTel Common Stock as of the close of business on the Distribution Record Date. All shares of Company Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. Immediately following the completion of the Distribution, Company will be an independent, publicly-traded company.

         The Merger. Following the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of Flex Acquisitions and Flex Financial and the satisfaction or waiver of the other conditions to the Merger, Flex Acquisitions will be merged with Flex Financial with Flex Acquisitions Corporation changing its name to Flex Financial and continuing as the Surviving Corporation. A majority of the shareholders of Flex Financial have agreed to vote in favor of the Merger. The Merger will become effective upon filing, with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, a duly executed Certificate of Merger, in the form required by and in accordance with the Delaware General Corporation Law ("DGCL") and the Texas Business Corporation Act ("BCA"), or at such time thereafter as is provided in the Certificate of Merger.

     Pursuant to the Merger Agreement, at the effective time of the Merger ("Effective Time") each Security of Flex Financial, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the same number of duly authorized, validly issued, fully paid and nonassessable identical securities of Flex Acquisitions. In addition, the name of Flex Acquisitions will be changed to Flex Financial and its state of incorporation will be changed to Delaware. Michael Fearnow is the only officer and director of Flex Financial and will be the only officer and director of the Company. The following table shows the distribution of the shares of capital stock of the constituent parties before and after the Merger.

                                     Number of Shares of Capital Stock (1)
                                   Before Merger                    After Merger
Beneficial Owners                Flex Financial  Flex Acquisitions   The Company

Flex Financial Shareholders           94,000           94,000 (2)     94,000 (2)
American NorTel                            0           20,000              0 (3)
American NorTel's Shareholders             0                0         20,000 (3)
                                   ----------    -------------        --------
                                      20,000            94,000 (3)   114,000 (3)

(1)  All shares of capital stock are shares of Common Stock.

(2) In addition to these shares, there are reserved 217,665 shares of Flex Financial Common Stock issuable upon the exercise of outstanding options and warrants.

(3) American NorTel will distribute its 20,000 Shares to its approximately 780 shareholders. See "- The Distribution." The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence in the open market, and distribute to those entitled the net cash proceeds of such sale.

                                  The Offering

Units

     100,000 Units, each consisting of one share of Common Stock and four redeemable Warrants. Minimum offering 20,000 Units.

Common Stock Outstanding
     Before Offering (1)                    114,000
     After Offering (2)                     214,000

Warrants:
     The Offering

     400,000 Warrants offered as part of the Units. The Warrants will be immediately detachable and separately transferable from the Common Stock.

     Exercise Terms

     200,000 Class B Warrants are immediately exercisable to purchase one share of Common Stock, at $6.25 per share, subject to adjustment in certain circumstances. 200,000 Class C Warrants are immediately exercisable to purchase one share of Common Stock, at $10.00 per share, subject to adjustment in certain circumstances. See "Description of Securities."

     Expiration Date                        January 1, 2002.

     Redemption

     The Class B Warrants are redeemable by the Company commencing January 1, 1998 upon at least 30 days notice, at a price of $0.05 per warrant, at any time the market price of the Common stock is at least $7.50 per share for a period of 20 consecutive trading days. The Class B Warrants are redeemable by the Company commencing January 1, 1998 upon at least 30 days notice, at a price of $0.05 per warrant, at any time the market price of the Common stock is at least $7.50 per share for a period of 20 consecutive trading days. See "Description of Securities - Redeemable Common Stock Purchase Warrants."

Use of Proceeds

     Participation in short term financing opportunities including subordinated equity loans to underwriters, bridge loans to selected issuers in connection with initial public offerings and second round financing, repayment of certain indebtedness and other general corporate needs. See "Use of Proceeds."

Risk Factors

     The securities offered hereby are speculative and involve a high degree of risk and immediate and substantial dilution. Potential risks include, among others: the Company in the development stage, lack of assurance of public market, dependence on key personnel, sale of less than the maximum offering, evaluation of prospective financing opportunities, possible price violation of the shares and no payments of dividends. See "Risk Factors."

Parties to the Transaction

         Three companies and their shareholders are affected by the Distribution and Merger transactions described in this Prospectus.

     Flex Financial Group, Inc. Flex Financial Group, Inc. ("Flex Financial") was incorporated under the business corporation laws of the State of Texas on August 16, 1995 and reincorporated in Delaware in December 1997. The outstanding securities of Flex Financial are owned of record by 12 persons.

     The business office of Flex Financial is located at 179 Ruskin Drive East, Montgomery, Texas 77356. Its telephone number is 409-597-7500.

     Flex Acquisitions Corporation. Flex Acquisitions Corporation (the "Flex Acquisitions") was incorporated under the laws of the State of Texas on March 21, 1996, for the sole purpose of the Merger and Distribution transaction described in this Prospectus. The Company has no business operations or significant capital and has no present intention of engaging in any active business except to merge with Flex Financial, change its name to Flex Financial and execute the business plan of Flex Financial.

     The business office of Flex Acquisitions and after completion of the Merger, Distribution and offering made by this Prospectus will continue to be located at 179 Ruskin Drive East, Montgomery, Texas 77356. Its telephone number is 409.597.7500. Upon completion of the Merger with Flex Financial, Flex Acquisitions will change its name to Flex Financial and Flex Financial will cease to exist and all of its business, properties and outstanding securities will be the business, properties and securities of Flex Financial. The combined companies are referred to herein as the "Company." See "- The Company."

     American NorTel Communications, Inc. American NorTel Communications, Inc. ("American NorTel") filed its Certificate of Registration and Articles of Continuance with the Secretary of State of the State of Wyoming and became a Wyoming corporation effective February 9, 1993. The company was originally incorporated in British Columbia, Canada on May 17, 1979. American NorTel's common stock has been listed for trading on the Vancouver Stock Exchange since September 18, 1980. In conjunction with a one for five reverse stock split, the company's name was changed to Coldsprings Resources Ltd. on June 4, 1987. In conjunction with a one for ten consolidation, its name was changed to Islehaven Capital Corporation on July 14, 1987. The company changed its name to NorTel Communications Inc. on June 17, 1991. Effective May 11, 1992 the company changed its name to American NorTel Communications Inc. reverse split its common stock by issuing one share for each outstanding ten shares.

     American NorTel currently operates only in the telecommunications business, providing long distance telephone service in combination with additional related services in the United States and a number of foreign countries, including Argentina, Brazil, Mexico, Canada, and Costa Rica. Until the end of 1993, the Company was also in the mining development and exploration business in Costa Rica and Canada, and has divested of its remaining mining assets.

     In 1987, American NorTel was inactive and was classified as dormant under the rules of the Vancouver Stock Exchange. The then current management organized a reverse takeover by a number of limited partnerships and private companies which were engaged in the mining development and exploration business and who, on July 14, 1987, transferred all of their assets into the company for Treasury shares. The company is no longer active in the mining development and exploration business. In 1990, American NorTel became active in the long distance telecommunications business, which is now its only business.

     American NorTel has approximately 780 shareholders, is a reporting company pursuant to Section 12(g) of the Exchange Act and files quarterly, annual and periodic reports with the SEC. The company seeks to diversify its business opportunities and investment potential to its shareholders by engaging in "spin-off" activities such as are described herein, such spin-offs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. As of the date of this Prospectus American NorTel has no intention of spinning off any other parts of its operations. American
NorTel organized Flex Acquisitions as the only shareholder and, prior to consummation of the Merger, will be the only shareholder. The only preexisting relationship between Flex Financial or Flex Acquisition and American NorTel is the ownership of a minority number of shares of stock of American NorTel by a shareholder in Flex Financial Group, Inc., a Texas corporation. Prior to the date of this Prospectus, Flex Financial acquired all the assets and assumed certain of the liabilities of Flex Financial Group, Inc., a Texas corporation.

     American NorTel's address is 7201 E. Camelback Road, Suite 320, Scottsdale, Arizona 85251. Its telephone number is 602.945.1266.

                       Summary Consolidated Financial Data
                      (In Thousands Except Per Share Data)

     The following summary historical consolidated financial data of Flex Financial Group has been derived from the historical financial statements and should be read in conjunction with such financial statements and notes thereto, which, accept for the ten months ended July 31, 1998, are included elsewhere herein. Flex Acquisitions data has been derived from and should be read in conjunction with the pro forma consolidated financial statements that are also included elsewhere herein. The pro forma condensed consolidated financial data gives retroactive effect to the Merger as if it occurred on July 31, 1996.


                                   Flex Financial Group                           Flex Acquisitions
                                  Historical                                Pro Forma (Unaudited)
                                                                             Ten Months
                                                                               Ended
                                                   Year Ended                 May 31,        Year Ended
                                                    July 31,                                   July 31,

                                        1998          1997      1996              1998          1997       1996
                                        ----          ----      ----              ----          ----       ----
 Statement of                        (Unaudited)
Operations Data:

         Interest                         $ -         $ 1       $ 2                 $ -          $1         $2
                                          ------ -    ----      ----                ------       ---        --
        Income

         Operating Expenses                  76        29        55                    76        29         55


         Interest                             6         5         8                     6         5          8
                                           -----     -----     -----                    --        --         -
        Expense

                                           $ 82      $(34)     $(61)                  $82      $(34)      $(61)
                                           =====     =====     =====                  ====     =====      =====
        Net
        Loss

         Pro Forma Net Loss               $0.87   $ (0.36)  $ (0.65)                $0.72    $(0.30)    $(0.54)
                                          ====== ========= =========                ======   =======    =======
        per Share

         Pro Forma Weighted
        Average Shares Outstanding       94,000    94,000    94,000               114,000    114,000    114,000
                                         =======   =======   =======              ========   =======    =======



                                           May 31,       July 31                 May 31,            July 31

 Balance                                    1998     1997      1996                  1998      1997       1996
                                            ----     ----      ----                  ----      ----       ----
Sheet Data:
                                        (Unaudited)
         Working                          $ (94)     $(12)      $17                  $(94)     $(17)       $17
                                          ======     =====      ====                 =====     =====       ===
        Capital
        (Deficit)

         Total Assets                        $5       $46       $84                    $5       $47        $85
                                             ===      ====      ====                   ===      ====       ===

         Total                             $ 99       $59       $63                   $99       $59        $63
                                           =====      ====     ====                   ====      ====       ===
        Liabilities

         Total Shareholders'              $ (94)     $(12)      $21                  $(94)     $(12)       $22
                                          ======     =====      ====                 =====     =====       ===
        Equity (Deficit)




Note:

     The Flex Financial Group historical information as of July 31, 1998 and includes the accounts of Texas through December 31, 1997 and Delaware subsequent to December 31, 1997.

                                  RISK FACTORS

     The shareholders of American NorTel, by accepting shares in the Distribution, and the purchaser of Units offered by this Prospectus are making an investment decision that involves a high degree of risk and should carefully consider the following factors in evaluating the Company and its business in addition to the other information contained in this Prospectus.

Risks Inherent in Developmental Stage Company.

     The Company was organized in March 1996 and has no operating history or revenues from operations. The proceeds from its issuance of equity and debt has been expended on organizational expenses and the expenses associated with the Units Offering. The Company faces all of the risks of a new business and those risks specifically inherent in the investigation, participation, or investment in financing of the type sought by the Company. Purchase of the securities in this offering must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. There is no assurance that the Company will close the Units Offering necessary for it to implement its business plan, or if it does, that the Company will be able to locate and participate in financing and investment opportunities. In addition, even if the Company becomes involved in a financing opportunity, there is no assurance that it will generate revenues or profits, nor that the value or market price of the Company's Common Stock would be increased thereby.

Arbitrary Determination of Offering Price and Warrant Exercise Price.

     The offering price of the Common Stock and the exercise price of the Warrants was arbitrarily determined by the Company and is not necessarily indicative of the actual or projected value of the Common Stock or the Warrants. Among the factors considered in establishing the offering price of the Common Stock and the exercise price of the Warrants were: the proceeds to be raised by the Company, the percentage of ownership to be held by investors in this Units Offering, the experience of Company management, the current market conditions in the over-the-counter securities market, the Company's capital structure, possible future capital requirements of the Company, potential dilution to shareholders from Warrant exercise, and the general prospects for the Company. Accordingly, there is no relationship whatsoever between the offering price and the assets, earnings or book value of the Company, or any other recognized criteria of value. See "Plan of Distribution."

No Assurance of a Public Market and Likelihood of a Volatile Market.

     There is presently no public market for the Common Stock of the Company and there is no assurance that a public market for such securities will develop after completion of the offering made hereby, or, if one develops, that it will be sustained. It is likely that any market that develops for the Common Stock, should it develop, will be highly volatile and that the trading volume in such market will be limited.

Penny Stock Regulation.

     The Company's common stock is covered by a Securities and Exchange Commission Rule 15-g that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of persons receiving shares in this offering to sell their shares in the secondary market. Further, the Company's Common Stock will initially be quoted on an NASD inter-dealer system called "the Electronic Bulletin Board," will not have the required assets or stockholders' equity in order to qualify for quotation on the NASDAQ Stock Market, and may not be expected to command a market price of $5 per share, the price required for an Electronic Bulletin Board security to avoid the trading limitation imposed by the Commission on so-called "penny stocks." These trading limitations tend to reduce broker-dealer and investor interest in penny stocks and could operate (i) to inhibit the ability of the Company's stock to reach a $3 per share trading price that would make it eligible for quotation on NASDAQ even should it otherwise qualify for quotation on NASDAQ and (ii) to inhibit the ability of the Company to use its stock for business acquisition purposes. See "Information about the Company - Market for the Company's Common Stock and Related Stockholders Matters."

Dependence on Michael Fearnow.

     The affairs of the Company will be conducted by the sole officer and director, Michael Fearnow. The success of the Company is dependent upon, among other things, the services of Michael T. Fearnow, President and sole director of the Company. The loss of the services of Mr. Fearnow, for any reason, may have a materially adverse effect on the prospects of the Company. There are no employment contracts with Mr. Fearnow or any alternative management or key personnel of the Company. The Company will be heavily dependent on the skills, talents, and abilities of Mr. Fearnow to successfully implement its business plan. Although Mr. Fearnow has experience in seeking, investigating and participating in financing and investment opportunities, Mr. Fearnow will generally depend on his general business expertise in making decisions regarding the Company's operations. Because investors will not be able to evaluate the merits of possible business opportunities by the Company, they should critically assess the information concerning the Company's management. The Company does not have, nor does it or the Company presently intend to obtain, key man life insurance (with proceeds payable to the Company) on the life of Mr. Fearnow. The loss of the services of Mr. Fearnow for any reason may have a material adverse effect on the present and future prospects of the Company.

Conflicts of Interest.

     Mr. Fearnow will, as the sole officer and director of the Company, provide, without compensation, the ministerial duties necessary for the president of the Company and will with respect thereto have a continuing fiduciary obligation to the Company. Mr. Fearnow will devote up to one-half of his time to provide ongoing advice with respect to business opportunities and the business activities of the Company. During the investigation of a possible business opportunity and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants and advisers. The selection of any advisers will be made by Mr. Fearnow and without any control from stockholders.

     Conflicts of interest will exist between the Company and Mr. Fearnow. In particular, he will face a conflict of interest with regard to his possible future participation in other business relationships with companies to which the Company may provide financing. In such cases, Mr. Fearnow may have interests that conflict with those of the Company. Although Mr. Fearnow will attempt to resolve any conflicts in favor of the Company, there is no assurance that this will be the case. The Company has not established procedures for the resolution of such conflicts of interest.

Lack of Independent Directors.

     Upon completion of the Units Offering, and for a foreseeable period of time thereafter, the Company's board of directors will have only one director. As such, upon completion of the Units Offering, the Company's sole director will be Michael T. Fearnow, the Company's sole officer.

Lack of Ability to Fully Investigate Financing Opportunities .

     The Company's limited funds will make it impracticable to conduct a complete and exhaustive investigation and analysis of a financing opportunity before the Company commits its capital or other resources. Management decisions may be made without detailed due diligence, feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable. Management decisions will be particularly dependent on information provided by the issuer, underwriter, their principals, or others associated with the business opportunity seeking the Company's participation.

Current Prospectus and State "Blue Sky" Registration Required to Exercise the Warrants .

     Holders of the Warrants offered hereby will have the right to exercise them to purchase shares of the Company's Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale or exempt from qualification under the securities laws of the states in which the holder of the Warrant resides. Although the Company has undertaken to use its best efforts to maintain a current prospectus under the Securities Act which will permit the purchase and sale of the Common Stock underlying such Warrants during the warrant exercise term, there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify the shares of Common Stock underlying the Warrants for sale in the states in which the original holders may reside, no assurance can be given that qualification will occur or will remain in effect at such time as the Warrants may be exercised. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exercise thereof is not kept effective or if such underlying shares are not, or cannot be, qualified in the applicable states. See "Description of Securities Current Prospectus and State "Blue-Sky" Registration Required to Exercise the Warrants."

Competition.

     The Company expects to encounter competition in its efforts to locate opportunities for the employment of its capital. The primary competition for desirable investments is expected to come from other small companies organized and funded for similar purposes, small venture capital partnerships and corporations, small business investment companies, and individuals with unlimited financial resources. The Company is not aware of any comparable size public company that provides the type of financing proposed to be provided by the Company. Many of these entities may have significantly greater experience, resources, and managerial capabilities than the company and will, therefore, be in a better position than the company to obtain access to business opportunities. See "Business of the Company - Competition."

Adverse Effect of Sale of Less Than Total Offering.

     In the event less than the total number of Securities being offered hereby should be sold, the proposed operations of the Company, primarily providing Subordination and Bridge Loans, would be significantly reduced and therefore adversely affected. In such event, the Company's operations will require additional financing for which the Company has not arranged and no assurance can be offered that such financing would be available.

Risk of No Underwriter

     The offering price of the Units has been arbitrarily determined by the Company without the concurrence of an underwriter, or other unrelated third party, and bear no direct relationship to the Company's assets, book value, net worth or any other established criteria of value. Among the factors considered in such determination were the history of and prospects for the industry in which the Company competes, estimates of the business potential of the Company, the present state of its development, its financial conditions, risks associated with the financial services industry in general and demand for similar securities of comparable companies.

Lack of Participating Broker Dealers

     The Company has not identified any broker/dealers who have agreed to participate in this offering of the Units. The failure of the Company to obtain the agreements of a significant number of broker/dealers to participate in this offering will increase the likelihood that less than all of the Units will be sold. The sale of only a small amount of the Units may adversely affect Unitholders. See "Adverse Effect of Sale of Less Than Total Offering" above.

No Cash Dividends.

     It is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company, and cash dividends will not be paid to holders of the Common Stock. See "Dividend Policy."

Shares Eligible for Future Sale.

     Upon completion of this offering the present shareholders of the Company will own a total of 114,000 shares of Common Stock, all of which will be freely tradable without restriction or further registration under the Securities Act, except to the extent such shares are held by "affiliates" of the Company. Shares held by affiliates will be subject to the limitations of Rule 144 promulgated under the Securities Act. Sales of a substantial number of shares of Common Stock in the public market subsequent to this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of the Common Stock.

Market Standoff Agreement.

     The Distribution Agreement contains a provision that the beneficial owners of not less than 80% of the outstanding capital stock of the Company will not sell any stock for 90 days after the effective date of the Merger and Distribution unless (i) the average daily closing bid price of the Company common stock is not less than $7.50 per share for a period of 45 days, or (ii) Michael Fearnow, as the Chief Executive Officer of the Company, gives him consent. See "Shares Eligible for Future Sale."

Dilution.

     The pro forma net tangible book value (deficit) of the Company giving effect to the Merger as of July 31, 1998 was $(94,332) or $(0.83) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the 100,000 shares of Common Stock, 200,000 Class B Warrants and 200,000 Class C Warrants offered hereby at an initial public offering price of $5.70 per share, $.10 per Class B Warrant and $.05 per Class C Warrant, respectively, and the receipt by the Company of the net proceeds therefrom, the pro forma net tangible book value of the Company as of July 31, 1998 would have been $415,668 or $1.94 per share. This represents an immediate increase in pro forma net tangible book value of $2.77 per share to existing shareholders and an immediate dilution of $3.76 per share to new investors ("New Investors") purchasing shares of Common Stock in this Offering. The following table illustrates this per share dilution:


                                    July, 1998
                                                     Book value   BV per Share

 Proforma shares outstanding -
     Post Merger                          114,000     ($94,332)   $   (0.83)

              shares offered              100,000     $570,000    $    5.70
               commissions                            ($60,000)
                                        ----------    ---------


 Proforma book value per share
    after offering                        214,000     $415,668    $    1.94
                                        ==========    =========   =========

          Per share dilution                         $ 3.76
                                                     ======

     (Book value excludes the proceeds attributable to the warrants)

     Should only the minimum offering be completed, the following table summarizes the resulting dilution:

                                          31-Jul-98
                                                        Book value  BV per Share

 Proforma shares outstanding -
    Post Merger                           114,000       ($94,332)  $   (0.83)

               shares offered              20,000       $114,000   $    5.70
               commissions                              ($12,000)
                                        ----------      ---------

 Proforma book value per share
   after offering                         134,000         $7,668    $   (0.06)
                                          ========        =======   ==========

               Per share dilution                     $ 5.64
                                                       ======

     (Book value excludes the proceeds attributable to the warrants)

     There will be an immediate and substantial dilution to the public investors who purchase shares in this offering in that the net tangible book value per share of the Common Stock after the offering will be substantially less than the Price to Public of the shares offered hereby. The dilution to new investors after this offering as of July 31, 1998 will be approximately $3.76 per share (or 66%) for the maximum offering, and approximately $5.64 per share (or 99%) for the minimum offering. See "Dilution."

Anti-Takeover Provisions.

     Certain provisions of Delaware law and the Company's Certificate of Incorporation and By-Laws may have the effect of delaying or preventing a change in control or acquisition of the Company. The Company's Certificate of
Incorporation  and  By-Laws  include   provisions  for  a  classified  Board  of
Directors, "blank Check" preferred stock (the terms of which may be fixed by Michael Fearnow as sole director without stockholder approval), a prohibition on stockholder action by written consent in lieu of a meeting, and certain procedural requirements governing stockholder meetings. See "Description of Common Stock - Defenses Against Hostile Takeovers."


                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Units offered hereby, assuming a public offering price of $6.00 per Unit and after deducting estimated offering expenses, are estimated to be approximately $88,000, if the minimum number of 20,000 Units is sold and $500,000 if the maximum number of 100,000 Units is sold.. The following table sets forth the estimated application by the Company of the net proceeds to be derived from the sale of Units offered hereby.

                                       Minimum Offering      Maximum Offering
                                       ----------------      ----------------
                                     Amount,  Percentage   Amount,   Percentage
                                     20,000     of Net     100,000     of Net
Use of Proceeds                       Units    Proceeds     Units     Proceeds
                                     ------   ----------   -------    ---------
To pay principal and accrued
    Interest on Flex Financial
    Bridge Loan Notes (1)            $60,000      68%       $60,000       12%

To make Subordination and
    Bridge Loans                     28,000       32%       395,000       79%

To provide general working
    Capital                             0          0%        45,000        9%

        Total Net Proceeds           $88,000     100%      $500,000      100%
-----------------

(1) Principal of $50,000, bearing interest at 10% per annum (estimated accrued interest of $10,000), currently due and payable on the earlier of March 31, 1999 or the closing of a public offering of the Company's securities pursuant to the Securities Act of 1933, as amended, representing gross proceeds of no less than $60,000. Proceeds of the Bridge Loans were used by Flex Financial to defray the legal, audit and other expenses of the Units Offering, Merger and Distribution transactions, including registration of the Merger transaction.

     The Company intends to use the net proceeds of the Units Offering first to retire the Bridge Loans, then to apply the remaining net proceeds to making Subordination and Bridge Loans, provided however, that 15% of net proceeds exceeding $200,000 ($45,000) shall be applied to general working capital (overhead or general and administrative expenses).

     Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short term, investment grade, interest bearing obligations. The Company believes that the maximum offering proceeds from the sale of Units offered hereby will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months following this offering. During the twelve month period following closing of the Units Offering, the Company expects to earn fees and interest on Bridge Loans and Subordination Loans by participating in Subordination and Bridge Loans of duration that enable two to six completed transactions per year in amounts ranging from $10,000 if the minimum offering is sold to $150,000 if the maximum offering is sold. The Company does not anticipate additional capital requirements thereafter unless for the purposes of expanding its available capital to permit expansion of its participation in Subordination and Bridge Loans or the replacement of capital depleted by extraordinary losses in its loan portfolio. The Company believes it will be able to provide for its working capital needs from the maximum offering proceeds of the Units Offering and operating revenues. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of, and cost associated with, making Subordination and Bridge Loans), the Company will seek to participate in up to six subordination and/or bridge loans during the 12 months following consummation of this Units Offering. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company would be required to seek additional financing or curtail its activities.

     If less than the maximum number of Units offered hereby is sold, there can be no assurance that the Company will have sufficient capital resources to permit the Company to participate in Subordination and Bridge Loans of the number, amount and in the timing proposed in its business plan or to otherwise implement such plan.


                                 DIVIDEND POLICY

     The Company has never paid any cash dividends on its stock and anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its business. Payment of cash dividends in the future will depend upon the Company's earnings, financial condition, any contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors believed relevant by the Company's Board of Directors.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at July 31, 1998, (i) on a pro forma basis giving effect to the Merger and (ii) as adjusted to reflect the sale of the 100,000 Shares of Common Stock, 200,000 Class B Warrants and 200,000 Class C Warrants offered by the Company hereby (at an initial public offering price of $6.00 per Unit), and the application of the net proceeds therefrom. See "Use of Proceeds."

                                  July 31, 1998

                                                                                     Net
                                                       Merger        Pro Forma    Offering
                                                     Adjustments       Post-      Proceeds        As
                                       Actual            (2)           Merger          (3)     Adjusted
                                       ------       ------------     ----------   ---------    --------

Shareholders'  Equity:
   Common Stock,  $0.001 par value.
   Authorized  10,000,000 shares;
   actual  issued and  outstanding
   20,000  shares  pre-Merger;
   114,000 post-Merger;
   and 214,000 shares post-
   Units Offering (1)                $    20    $          94   $        114   $       100  $       214
Additional paid-in capital               980           82,200         83,118       509,900       593,080
Deficit accumulated during
    the developmental stage           (1,008)        (176,550)      (177,558)           --     (177,558)
Total shareholders' equity (deficit)      (8)         (94,256)       (94,264)     $510,000       415,736
Total capitalization                 $    (8)        $(94,256)      $(79,373)     $510,000      $415,736

(1) Table reflects actual shares outstanding of 114,000 post Merger which includes 20,000 pre Merger shares owned by American NorTel and 94,000 shares owned by Flex Financial shareholders; and post Units Offering shares outstanding of 214,000 reflecting issuance of additional 100,000 shares pursuant to the Units Offering. Does not include 217,665 shares of Common Stock issuable upon exercise of warrants and options outstanding at May 31, 1998 or 400,000 shares of common Stock issuable upon exercise of warrants to be outstanding if the maximum number of Units are sold.

(2) Represents the historical cost of $82,200 paid for 94,000 shares of $.01 par value Flex Financial common stock to be exchanged for 94,000 shares of the Company's $.001 par value common shares pursuant to the Merger; the $(176,558) deficit accumulated during the developmental stage of Flex Financial; resulting in a deficit of $(94,256) for Flex Financial shareholder equity.

(3) "Common Stock" and "Additional Paid-in Capital" reflect net proceeds of $5.10 per share from the Units Offering (gross proceeds of $600,000, less offering expenses of $60,000 and 30,000 allocated to the warrants and options) applied $100 to Common Stock and $509,900 to Additional Paid-in Capital.


                                    DILUTION

     The pro forma net tangible book value (deficit) of the Company giving effect to the Merger as of July 31, 1998 was approximately $(94,264) or $(0.83) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the 100,000 shares of Common Stock, 200,000 Class B Warrants and 200,000 Class C Warrants offered hereby at an initial public offering price of $5.70 per share, $.10 per Class B Warrant and $.05 per Class C Warrant, respectively, and the receipt by the Company of the net proceeds therefrom, the pro forma net tangible book value of the Company as of May 31, 1998 would have been $415,736 or $1.94 per share. This represents an immediate increase in pro forma net tangible book value of $2.77 per share to existing shareholders and an immediate dilution of $3.76 per share to new investors ("New Investors") purchasing shares of Common Stock in this Offering. The following table illustrates this per share dilution:

                                                           Maximum     Minimum
                                                          Offering    Offering
Assumed initial public offering price per share............ $5.70       $5.70
Net tangible book value per share before offering..........($0.83)     ($0.83)
Increase in net tangible book value per share attributable
   to New Investors........................................ $2.77       $0.89
Pro Forma net tangible book value per share after offering. $1.94       $0.06
Dilution per share to New Investors........................ $3.76       $5.04

     (The above table excludes the proceeds attributable to the warrants.)

         The following table summarizes, as of May 31, 1998, the number of shares of Common Stock purchased from the Company, the total cash consideration paid, and the average price per share paid by existing shareholders and to be paid by purchasers of shares of Common Stock offered hereby at an initial offering price of $5.70 (excluding the cost of Class B and Class C Warrants):


                      Shares Purchased           Total Cash Consideration
                                             Average Price
                        Number    Per Share     Percent      Amount     Percent
--------------------- --------    --------  -------------   --------    -------
Existing Shareholders  114,000      $.73         53.3%       83,200      12.7%

 New Investors         100,000     $5.70         46.7%      570,000      87.3%

         Total         214,000                  100%        653,200    100%


                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     The following discussion of financial condition and results of operations for the Company includes both Flex Acquisitions and Flex Financial. The following discussion is based upon and should be read in conjunction with the selected historical financial data, the unaudited pro forma condensed consolidated financial statements and the historical financial statements of Flex Acquisitions and Flex Financial and the respective notes thereto, included elsewhere herein.

     General. The following should be read in conjunction with the Financial Statements of Flex Financial and the Notes thereto, and the other financial and other information included elsewhere in this Prospectus. This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on Flex Financial, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

     Flex Financial was organized in August 1995 and is in the development stage. Flex Financial has not yet commenced operations, has not generated any revenues from operations to date, and will not generate any revenues from operations until after the completion of the Units Offering, which the company anticipates will occur in January 1998. There can be no assurance that the company will be able to successfully generate meaningful revenue or achieve profitable operations.

     Since inception, Flex Financial has developed a business plan; developed and disseminated promotional material to prospective clients of its business services; identified potential clients with respect to its services; developed a marketing strategy; and raised an aggregate of $137,200 in gross proceeds through private equity and debt offerings.

     Liquidity and Capital Resources. As of July 31, 1998, Flex Financial has approximately $1,000 in cash and cash equivalents. It is anticipated that the company will realize $500,000 in net proceeds from the sale of the Common Stock and Warrants offered in the Units Offering. The net proceeds of the Units Offering will be used to pay off the Bridge Loans, to commence investment in Bridge Loans and Subordination Loans, and to pay for general administrative and overhead expenses incurred in connection therewith.

     Flex Financial is dependent upon the proceeds of the Units Offering, existing cash, and cash flow from operations, if any, or other financing, if available, to implement its proposed business plan. Management believes that the proceeds from the sale of the Common Stock and Warrants offered in the Units Offering will enable Flex Financial to satisfy its anticipated financing needs for a period of at least 12 months following the Effective Date. However, there can be no assurance that Flex Financial will have sufficient capital resources to permit it to fully implement its business plan.

Year 2000 Issue.

     Without a reasonably complete assessment of the systems affected, the Company does not have a reasonable basis to conclude that the impacts of the Year 2000 Issue are not likely to come to fruition. Also, the Company has no reasonable basis to conclude that the Year 2000 Issue will not materially affect future financial results, or cause reported financial information not to be necessarily indicative of future operating results or future financial condition. Accordingly, disclosure that no assessment has yet been made or that the assessment is incomplete would be required, together with the Company's current plans to undertake/compete the assessment.


                             BUSINESS OF THE COMPANY

     Simultaneously with and as a condition to the consummation to the offering made by this Prospectus, Flex Acquisitions will merge with Flex Acquisitions changing its name to Flex Financial as the survivor of the Merger. Unless otherwise indicated, all references to the "Company" herein include Flex Acquisitions and Flex Financial after the Merger, and references herein to "Flex Acquisitions" mean Flex Acquisitions Corporation prior to the consummation of the Merger and references to "Flex Financial" mean Flex Financial Group, Inc. prior to the consummation of the Merger.

         Flex Financial was incorporated under the laws of the State of Texas in August 1995 and reincorporated in Delaware in December 1997.

Overview.

     General. Flex Financial was organized to provide Subordination Loans to selected underwriters requiring short term additional net capital to underwrite specific issues on a firm commitment basis; to provide Bridge Loans on a highly selective basis within established guidelines to selected issuers meeting the company's due diligence standards to facilitate initial public offerings or secondary financing; and to engage in "spin-off" activities in which the company serves as a vehicle or facility to convert private operating companies to public ownership.

     The company will generally use the proceeds of the Units Offering, after paying off the Bridge Loans, to investigate and, if warranted, participate in a financing opportunity with immediate short-term earnings potential. Because of the company's limited financial, managerial, and other resources, the number of suitable potential financing opportunities which will be available to it under its criteria will be extremely limited. The company currently has no commitment or arrangement to participate in any financing opportunity and cannot now predict what type of opportunity may become available to it.

     Michael Fearnow, as sole officer and director of the company, has virtually unlimited discretion in searching out and participating in a financing opportunity. The company is unable to predict when it may become engaged in a financing opportunity. It expects, however, that review and analysis of specific proposals and the selection of a financing opportunity will likely take several weeks or more following the successful completion of this offering. There can be no assurance as to when or if a financing opportunity will become available, however, management is confident that such opportunities will become available.

     Management anticipates that the company may be able to participate in ongoing financing opportunities. This diversification should enable the company to reduce its risks by offsetting potential losses from one financing against gains from another.

Plan of Operation

     Business Objectives. Flex Financial was formed primarily to serve as a vehicle to invest in short-term financing opportunities in the underwriting segment of the securities industry. The company intends to participate in short-term financing opportunities by (i) providing equity subordination loans to underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing bridge loans to selected issuers to connection with initial public offerings and secondary financing ("Bridge Loans"). The business objectives of the company are to (i) provide Subordination Loans to selected underwriters for specific issues on terms suiting the company's investment requirements, and (ii) to provide Bridge Loans on a highly selective basis within established guidelines to issuers meeting the company's due diligence standards. Flex Financial also intends to engage in "spin-off" activities such as are described herein, such spin-offs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. The company intends to use the proceeds of the Units Offering primarily to provide the capital to commence the investigation, negotiation and participation in Subordination and Bridge Loans.

     The company believes that financing opportunities will become available to it due primarily to the contacts of its officers, directors and consultants with entities and individuals participating in various segments of the securities industry, liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities. The company has no agreement or understanding to participate in any financing opportunity, nor does it currently have any opportunity under investigation. Decisions as to which financing opportunities to participate in will be made by management of the company, which will in all probability act without the consent, vote, or approval of Flex Financial's stockholders except when required by applicable law.

     Business Experience of Principals. The present executive officer and director and certain consultants who have been retained by Flex Financial have business experience which has provided them with certain skills which the company believes will be helpful in identifying and evaluating potential Bridge Loan and Subordination Loan candidates and in negotiating the terms of Bridge Loans and Subordination Loans. They have had significant experience in a variety of business transactions, including providing investment banking, underwriting, bridge loans and general business consulting to public and private companies in the $5 million to $10 million asset range. The company expects to actively recruit board members with extensive management, financial and entrepreneurial backgrounds to assist in these endeavors. The company expects that future directors will have similar experience and/or extensive business management and financial management experience. In addition, Michael Fearnow as sole director may establish an advisory committee (the "Advisory Committee") consisting of up to eight (8) persons to assist in finding and evaluating potential candidates for Bridge Loans and Subordination Loans. Members of the Advisory Committee will have significant experience in the securities industry primarily in areas of business interest to the company. The Advisory Committee will not have any role in the management of the business of the company, but will be available, to the extent management may require, to consult with management as to potential candidates for Bridge Loans and Subordination Loans.

Subordination Loans and Bridge Loans.

     General Considerations. Management intends to participate in a portfolio of subordinated loans and bridge loans that will provide prudent risk and diversification. The amount of and timing of each transaction will be determined by management taking into account the liquid assets and net worth of the Company, and the ongoing general and administrative costs of the Company. Whenever possible management will further diversify by participating with other investors in its financing opportunities.

     Subordination Loans. Flex Financial intends to provide Subordination Loans to selected underwriters to facilitate the underwriting of specific issues on a firm commitment basis. Small underwriters seek short-term equity subordinated underwriting loans to meet excess net capital requirements for firm commitment underwriting. The Company intends to participate in Subordination Loans that can be structured with the following general terms. Subordination Loans will typically be very short-term loans (maximum term of 30 to 45 days) made to an underwriter for the purpose of meeting excess net capital requirements for a specific firm commitment underwriting. Principals of the underwriter will in most cases be required to personally guarantee repayment of the loan. The terms of the loan will normally require that loan proceeds be maintained in a segregated account invested in short-term money market or similar securities. The underwriter will normally be expected to pay a minimum of 2% of the amount of the underwriting for the loan, yielding a return of 7% to 10% to the Company. The Company expects to participate in up to six Subordination Loans a year in amounts ranging from $50,000 to $150,000 each, yielding a return in excess of 50% per year.

     Subordination Loans will only be made to underwriters acceptable to Flex Financial and in connection with specific underwriting for issuers acceptable to the company. Bridge Loans will only be made to companies that can pass an extensive due diligence review of the company's management, business, deal structure, underwriter, and public relations firm. The company may require representation on the issuer's board and will require substantial penalties for a loan default, although in a default situation Flex Financial's remedies may be limited. Any participation by the company will be subject to the issuer executing a firm commitment underwriting letter of intent with an underwriter approved by the company.

     Bridge Loans. Flex Financial intends to provide Bridge Loans to selected issuers to facilitate an issuer's initial public offering or secondary public financing. Bridge Loans are typically short term loans (maximum term of one year with mandatory prepayment out of the proceeds of the underwriting) made to an issuer for the purpose of providing funds to pay underwriting costs and to a lesser extent general corporate expenses relating to the underwriting. The Company intends to participate in Bridge Loans that can be structured with the following general terms. In the typical transaction the Company would expect the loan to be repaid from the proceeds of the underwriting within 4 to 6 months of the loan. The loan would typically range in amount from $50,000 to $200,000 and normally carry an interest rate of three to five points above prime. The Company will require an equity enhancement in the form of warrants or cheap stock designed to provide a return of 200% to 300% of the loan amount within 12 to 18 months of the loan. In connection with equity enhancements, the Company will require demand and piggy back registration rights with expenses paid by the issuer. Principals of the issuer will be expected to personally guarantee repayment of the loan and in most cases the loan will collateralized by some assets of the issuer.

     Typical Scenarios. Although the Company cannot predict the exact terms and structure of any financing transaction in which it may participate, the following represents the type of transaction structures that the Company will attempt to negotiate.

     With respect to a typical scenario for a Subordination Loan, the Company intends to seek situations in which a small underwriter with net capital of $500,000 or less wants to underwrite an entire issue of $4 million to $10 million on a firm commitment basis. NASD and SEC rules and regulations require the underwriter to have excess net capital of 30% of the retention less underwriting fees. A $5 million firm commitment underwriting would require $5,000,000 X .90 = $4,500,000 X .30 = $1,350,000 in excess net capital. An underwriter requiring another $850,000 in excess net capital to underwrite the issue would require additional underwriters or a subordinated underwriting loan to provide the additional $850,000 in excess net capital. The Company would expect to participate in such a subordinated loan in the amount of $150,000 which would underwrite $500,000 of the issue. The underwriter would expect to pay a minimum of 2% of the underwritten amount or $10,000 for the loan, yielding a return to the Company of 7% to 10% over a 30 to 45 day period.

     With respect to a typical scenario for a Bridge Loan transaction, the Company will expect to make a one-year $100,000 Bridge Loan to an issuer to facilitate the issuer's initial public offering to be priced at $5.00 per share. The loan would bear interest at 13% per annum with mandatory prepayment from the proceeds of the underwriting at closing. The loan will be personally guaranteed by the issuer's principals and collateralized by available assets of the issuer. The Company would expect to receive a stock purchase warrant to buy 50,000 shares of the issuer's common stock at $2.00 per share as an equity enhancement. Six months after the loan the underwriting closes and the Company would expect to be repaid $100,000 principal and $6,500 in interest. Twelve months after the underwriting (18 months after the loan) assuming the issuer's stock is trading at $6.00, the value of the warrants would be $200,000 or 200% of the original loan. The results and return on the equity enhancement would of course be completely dependent upon the performance of the issuer's publicly traded securities and in some cases may be of no value. Normally, the securities representing the equity enhancement are registered in the issuer's initial public offering.

     The level of the Company's participation in any particular Subordination or Bridge Loan would depend upon available capital and prudent risk management and portfolio diversification.

Plan of Operation for Next 12 Months

     During the twelve month period following closing of the Units Offering, the Company expects to earn fees and interest on Bridge Loans and Subordination Loans by participating in Subordination and Bridge Loans of duration that enable two to six completed transactions per year in amounts ranging from $10,000 if the minimum offering is sold to $150,000 if the maximum offering is sold. The Company expects that such fees and earnings will be sufficient to meet its operating expenses. The Company will attempt to diversify its loan portfolio and limit the size and number of transactions consistent with the amount of capital raised in the Units Offering. The minimum net proceeds of $88,000 is expected to permit the Company to repay the Bridge Loans and have sufficient capital to participate in three $10,000 Subordination and Bridge Loans during the next 12 months. The maximum net proceeds of $500,000 is expected to permit the Company to participate in six Subordination and Bridge Loan transactions up to $150,000 each during the 12 months following closing of the Units Offering. The Company further intends to syndicate its participation in Subordination and Bridge Loans through third party investors as a means of reducing its risk and diversifying its financing portfolio. The Company also expects to retain a minority equity position in a Public Candidate as a fee for acting as the parent corporation in a Distribution Transaction after distributing a major portion of the earned equity to its shareholders in the form of a dividend. In addition, the Company will receive fees for strategic business advise from its client companies without regard to the amount of proceeds received from the offering.

     The Company does not anticipate the need for additional capital on a long term basis unless it suffers significant losses in its loan portfolio, loss of earnings. Lack of positive cash flow, inadequate capital, or loss of commitment from Focus-Tech to provide facilities and equipment. The Company does not believe it can participate in more than three to six Subordination and Bridge Loan transactions a year because of the completion time of a transaction and the duration of the loans. The net proceeds of a maximum Units Offering and fees and interest earned from Subordination and Bridge Loans is expected to provide sufficient capital to support the Company's business operations into the long term. The Company also intends to liquidate any equity retained in a Distribution Transaction during the twenty-four-month period of a public market developing in the Public Candidate. In the event earnings from the Company's short term financing transactions are not sufficient to meet its operating expenses, or if the Company determines to expand its participation in Subordination and Bridge Loans, or it the Company suffers losses in its loan portfolio requiring additional capital, or otherwise, the Company will endeavor to raise needed capital in a private placement or public offering of its securities.

Other Investment Transactions

     General. By reason of its participation in Subordination and Bridge Loans, Flex Financial expects to be presented investment opportunities resulting in the acquisition of a non-controlling equity interest in a company that wishes to become publicly held ("Public Candidate") and which the Company believes has growth potential. These opportunities are expected to be in the form of "spin-off" transactions.

     Investment Transactions. The Company will not use any portion of the proceeds of this Units Offering to investigate and enter into any definitive agreement relating to an Investment Transaction. The Company would not expect to acquire more than a 10% equity interest in a Public Candidate in an Investment Transaction.

     Typical Scenarios. In a typical scenario, Flex Financial may be approached by a Public Candidate. Flex Financial will enter into an agreement with the Public Candidate for a proposed merger-spin-off transaction which would result in the Public Candidate becoming a publicly held company. The proposed merger-spin-off would be effected by Flex Financial forming a new subsidiary which would be thinly capitalized with Flex Financial as its sole shareholder. The Target would merge into the subsidiary with the Target shareholders receiving approximately 90% of the issued and outstanding shares of the subsidiary and Flex Financial retaining 10% of the shares. Subsequent to the merger, Flex Financial will distribute some or all of the subsidiary's shares to its shareholders (expected at that time to exceed 300 in number). Contemporaneously with the merger-spin-off, the subsidiary would file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") to register the merger shares and file a registration statement on Form SB-2 with the SEC to register the spin-off shares. The subsidiary may, in connection with the filing of the S-4, register shelf shares for future issuance in association with possible acquisitions and may in connection with the filing of the SB-2 register the sale of additional shares to provide working capital or register the resale of shares for the account of its shareholders. As a result of the transaction, the Public Candidate becomes a publicly held company with Flex Financial or its shareholders owning 10% of the public company. Flex Financial will not bear any expense in connection with such a transaction.

     Method of Participation. It is impossible to predict exactly how Flex Financial may participate in an Investment Transaction, or if it will, but generally speaking, the following represents the type of transaction structures that the will attempt to negotiate. Subject to a letter of intent, the company may agree to form a wholly-owned subsidiary. The subsidiary may then enter into a definitive agreement under which the Public Candidate merges into the subsidiary with the retaining a negotiated equity interest in the surviving subsidiary (expected to be 10% of issued and outstanding shares). The Company may then use the shares for, among other things, distribution as a dividend to its shareholders, sale for cash, exchange for other assets, or retention for investment purposes.

     Flex Financial May Be Deemed to Be an Underwriter.. In a typical scenario as described above, Flex Financial may be deemed an underwriter by reason of its intent to distribute any shares that may be owned by it as a dividend distribution to its shareholders ("Distribution Shares").

     After a distribution by Flex Financial of Distribution Shares to its shareholders, the company may no longer own any shares of capital stock of the Public Candidate, except to the extent it may elect to distribute less than all of the Distribution Shares.

     A consequence to Flex Financial should it be deemed to be an underwriter of the shares to be distributed to its shareholders, is that any person who purchases the registered Shares within three years after the distribution could assert a claim against Flex Financial under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Distribution Shares Flex Financial distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

     Flex Financial May Have Exposure as a Control Person. In a typical scenario as described above, the Company's organization of a subsidiary will result in the company being a "control person" of the subsidiary, as that term is defined in Section 15 of the Securities Act of 1933 ("the Act") from the subsidiary's organization and until any proposed merger should become effective.

     Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act -
Section 11, for misrepresentations in a registration statement, Section 12(1) - the unlawful sale of unregistered securities, and Section 12(2) misrepresentations in the sale of securities. A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

Other Considerations

     Sources of Opportunities. The principals of the Company have extensive experience in working with small underwriters and in providing investment banking, underwriting, bridge loans, and general business and financial consulting to smaller public and private companies. The company anticipates that financing opportunities will be referred by various sources, including its officers and directors, professional advisers, securities broker-dealers, members of the financial community, and others who may present unsolicited proposals. The company may agree to pay a finder's fee or other compensation for services provided by unaffiliated persons who submit a financing opportunity in which the company participates. No guideline or policy has been adopted by the company concerning the circumstances under which a finder's fee will be paid or the amount of such fee.

     The company will seek potential financing opportunities from all known sources, but will rely principally on personal contacts of its officers, directors and consultants as well as indirect associations between them and other business and professional people. In some instances, the company may publish notices or advertisements seeking a potential financing opportunity in financial or trade publications.

     The company will seek to enter into transactions with mature businesses, but may seek a transaction with a business in any industry and in any stage of development, including an established business which needs additional funding or a firm which is in need of additional capital to overcome financial problems or difficulties. However, the company does not intend to enter into such transaction with a "start up" or new company.

     The analysis of financing opportunities will be undertaken by or under the supervision of the officers and directors. Certain of the Company's officers, directors and consultants have extensive business experience in the securities industry, particularly regarding small public underwritings, and are primarily engaged in the business of analyzing businesses for underwriting suitability and negotiating, participating in and advising as to Bridge Loans and Subordination Loans. In analyzing prospective financing opportunities, management will consider the following factors regarding an issuer: available technical, financial, and managerial resources, working capital and other financial requirements; history of operations, if any; quality and experience of management services which may be available and the depth of that management; capability of effecting an underwriting, including quality of underwriter and professional advisers; and other relevant factors.

     The company will analyze all available factors and make a determination based upon a composite of available facts, without reliance on any single factor.

     Evaluation Procedures. A thorough evaluation of an issuer prior to a Bridge Loan will be difficult. The company will have limited time and funds available in its search for and analysis of financing opportunities and will not be able to expend significant funds on a complete and exhaustive investigation of any financing opportunity. However, the company will investigate, to an extent believed reasonable by its management, such potential opportunities by obtaining financial and other information reasonably available concerning the issuer and/or underwriter; conducting meetings and interviews with management and underwriter; reviewing experience and other financial factors; and other reasonable methods.

     As part of the Company's investigation, officers and directors may meet personally with management and key personnel of the firm sponsoring the investment opportunity, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures, to the extent allowed by the Company's limited financial resources and management and technical expertise.

     The company will participate in a financing opportunity only pursuant to negotiation and execution of a written agreement. Although the terms cannot be predicted, agreements generally require specific representations and warranties by all of the parties thereto and specify certain events of default.

     The investigation of specific financing opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments may require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific financing opportunity, the costs previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific financing opportunity, the failure to consummate that transaction may result in the loss to the company of the related costs incurred.

Competition.

     The Company expects to encounter competition in its efforts to locate opportunities for the employment of its capital. The primary competition for desirable investments is expected to come from other small companies organized and funded for similar purposes, small venture capital partnerships and corporations, small business investment companies, and individuals with unlimited financial resources. Many of these entities may have significantly greater experience, resources, and managerial capabilities than the company and will, therefore, be in a better position than the company to obtain access to business opportunities. However, the company believes that it has sufficient expertise and contacts to compete successfully in this market.

Description of Properties

     Flex Financial currently shares a portion of approximately 2,000 square feet of office space in premises occupied by Focus-Tech Investments, Inc. at 179 Ruskin Drive East, Montgomery, Texas 77356. Mr. Fearnow is a principal of Focus-Tech Investments, Inc. ("Focus-Tech"), a Nevada corporation, that provides investment banking consulting services. Flex Financial believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. The cost for such space is included in a $4,000 per-month fee charged by Focus-Tech for general and administrative services during calendar year 1996.

     Upon closing of the Units Offering Focus-Tech has agreed to provide to Flex Financial for as long as required for Flex Financial's business use such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, for a monthly fee of $4,000. Flex Financial believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. Focus-Tech has agreed to make this space available as long as required for the use of the Flex Financial. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

Course of Business Should the Minimum Offering Not be Sold

     Should the minimum offering not be sold, the Company will be without any significant business. The Company's management has no present plans for this contingency but would seek to acquire, in exchange for stock of the Company, a business or assets that would constitute a business. Should no acquisition that would cause the Company to become a going concern be made within 18 months after the date of the Registration Statement of which this Prospectus is a part, the holders of the majority of the issued and outstanding shares of Common Stock will have the voting power to cause a dissolution of the Company, and persons who would be the holders of a majority of these shares have indicated their intention to do so.

Legal Proceedings

         Neither the Company nor its property is a party to or the subject of pending legal proceedings.


                            MANAGEMENT OF THE COMPANY

Directors, Executive Officers and Significant Employees

     Set forth below are the identities of the directors, executive officers and significant employees of the Company and a brief account of their business experience, especially during the last 5 years, including their principal occupations and employment during that period and the names and principal businesses of any corporations or organizations in which such occupations and employment was carried on. All offices with the Company have been held since December 1997 and expire in December 1998.

Person              Age  Office               Office Held Since   Term of Office
------              ---  ------               -----------------   --------------
Michael T. Fearnow  53   Director, President        1995            March 1999
                         and Secretary

     Michael T. Fearnow. Mr. Fearnow has been an independent securities consultant to small to medium-sized growth companies in the field of investment banking transactions, financial and broker relations, and publicly underwritten securities since 1987. Mr. Fearnow obtained a degree in Business Administration from the University of Kansas in 1967. He began his investment banking career as an account executive with Merrill Lynch in 1972 and by 1978 had become a Senior Account Executive and Product Manager for new issues underwriting. In 1978, Mr. Fearnow was a co-founder of Porcari, Fearnow & Associates, Inc., a full service NASD broker-dealer. He served as chairman from 1978 to 1987 and structured and participated in financing many private placements, public underwritings, venture capital transactions and tax-sheltered investments and specialized in areas of financial planning and due diligence.

Compensation of Directors and Officers

     Mr. Fearnow, the sole officer and director of the Company is receiving no compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger. After the offering, Mr. Fearnow shall continue as the sole director of the Company as the survivor of the Merger. There are no present plans, arrangements, or understandings concerning any change in compensation for him after the Merger either directly or indirectly.

     The following sets forth the 1995, 1996 and 1997 remuneration of the president of the Company and the 1998 remuneration payments proposed to be made to the three highest paid persons who are officers of the Company, among whom the president is one:

                                                              Securities
Name of Individual                                            Underlying
    or Group             Capacity      Year       Salary     Stock Options
------------------       --------    --------    -------      ------------

Michael T. Fearnow       President   1995-1997    $0.00           0
Michael T. Fearnow       President     1998       $0.00           0

Stock Incentive Plan

     Michael Fearnow as sole director of the Company has approved and adopted by written consent, the Flex Financial Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to provide deferred stock incentives to certain key employees and directors of the Company who contribute significantly to the long-term performance and growth of the Company. The following description of the Stock Incentive Plan is qualified by the Stock Incentive Plan itself.

     General Provisions of the Stock Incentive Plan. The Stock Incentive Plan will be administered by the Board of Directors or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Stock Incentive Plan (the Board of Directors or such designated Committee as administrator of the Stock Incentive Plan shall be hereinafter referred to as the "Board"). The Board will have exclusive authority to administer the Stock Incentive Plan including without limitation, to select the employees to be granted awards under the Stock Incentive Plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the Stock Incentive Plan. The Board will be authorized to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan as may be necessary for efficient administration of the Stock Incentive Plan. Any Board action will require a majority vote of the members of the Board.

     Three types of awards are available under the Stock Incentive Plan: (i) nonqualified stock options or incentive stock, (ii) stock appreciation rights, and (iii) restricted stock. An aggregate of 1,000,000 shares of Common Stock may be issued pursuant to the Stock Incentive Plan, subject to adjustment to prevent dilution dud to merger, consolidation, stock split or other recapitalization of the Company.

     The Stock Incentive Plan will not affect the right or power of the Company or its stockholders to make or authorize any major corporate transaction such as a merger, dissolution or sale of assets. If the Company is dissolved, liquidated or merged out of existence, each participant will be entitled to a benefit as though he became fully vested in all previous awards to him immediately prior to or concurrently with such dissolution, liquidation or merger. The Board may provide that an option or stock appreciation right will be fully exercisable, or that a share of restricted stock will be free of such restriction upon a change in control of the Company.

     The Stock Incentive Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock that may be issued pursuant to the Stock Incentive Plan will be effective unless it is approved by the stockholders of the Company. The Stock Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board of Directors terminating the Stock Incentive Plan, or ten years from the date of the Stock Incentive Plan's approval by Michael Fearnow as sole director December 1, 1997.

     Stock Options and Stock Appreciation Rights. Stock options are rights to purchase shares of Common Stock. Stock appreciation rights are rights to receive, without payment to the Company, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the stock option to which the stock appreciation right is attached. The Board may grant stock options in its discretion under the Stock Incentive Plan. The option price shall be determined by the Board at the time the option is granted and shall not be less than the par value of such shares.

     The Board will determine the number of shares of Common Stock to be subject to any option awarded. The option will not be transferable by the recipient except by the laws of descent and distribution. The option period and date of exercise will be determined by the Board and may not exceed ten years. The option of any person who dies may be exercised by his executors, administrators, heirs or distributors if done so within one year after the date of that person's death with respect to any Common Stock as to which the decedent could have exercised the option at the time of this death. Upon exercise of an option, the participant may pay for Common Stock so acquired in cash, with Common Stock (the value of which will be the fair market value at the date of exercise), in a combination of both cash and Common Stock, or, in the discretion of the Board, by promissory note. For purposes of determining the amount, if any, of the purchase price satisfied by payment with Common Stock, fair market value is the mean between the highest and lowest sales price per share of Common Stock on a given day on the principal exchange upon which the stock trades or some other quotation source designated by the Board.

     The Board may, in its discretion, attach a stock appreciation right to an option awarded under the Stock Incentive Plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each share of Common Stock under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of Common Stock exceeds the option exercise price for that share of Common Stock. A holder of a stock appreciation right may receive cash, Common Stock or a combination of both upon surrendering to the Company the unexercised option to which the stock appreciation right is attached. The Company must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

     Any person granted an incentive stock option under the Stock Incentive Plan who makes a disposition, within the meaning of ss.425(c) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder, of any shares of Common Stock issued to him pursuant to his exercise of an option within two years from the date of the granting of such option or within one year after the date any shares are transferred to him pursuant to the exercise of the incentive stock option must within ten days of the disposition notify the Company and immediately deliver to the Company any amount of federal income tax withholding required by law.

     A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for Common Stock.

     Restricted Stock. The Board may in its discretion award Common Stock that is subject to certain restrictions on transferability. This restricted stock issued pursuant to the Stock Incentive Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the Board, from the date on which the award is granted. The Company will have the option to repurchase the shares of restricted Common Stock at such price as the Board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the restricted stock award is granted. The Company may also exercise its option to repurchase the restricted Common Stock if prior to the expiration of the restricted period, the participant has not paid to the Company amounts required to be withhold pursuant to federal, state or local income tax laws, Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the Board may impose.

     Tax Information. A recipient of an incentive stock option or a non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of Common Stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company. The disposition of Common Stock acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

     On the exercise of an option that qualifies as an "incentive stock option" within the meaning of the Code, the holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the exercise price and the fair market value of Common Stock received on the date of the exercise will be treated as an "item of tax preference" to the holder that may be subject to the alternative minimum tax. The disposition of Common Stock acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss, however if the holder disposes of Common Stock acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Common Stock on the date the option was exercised over the option price (or, in certain circumstances, the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such Common Stock. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market of Common Stock on the date of exercise of the option will be capital gain.

     If an incentive option is exercised through the use of Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Common Stock and thus no gain or loss will be recognized with respect to such Common Stock upon exercise. However, if the previously owned Common Stock was acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for Common Stock were not satisfied at the time the previously owned Common Stock was used to exercise the incentive option, such use would constitute a disqualifying disposition of such previously owned Common Stock resulting in the recognition of ordinary income (but, under proposed Treasury regulations, not any additional gain in capital gain) in the amount described above.

     The amount of any cash or the fair market value of any Common Stock received upon the exercise of stock appreciation rights under the Stock Incentive Plan will be subject to ordinary income tax in the year of receipt and the Company will be entitled to a deduction for such amount. However, if the holder receives Common Stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of Ordinary income and deduction will be measured at the time such restrictions lapse.

     Generally, a grant of restricted stock under the Stock Incentive Plan will not result in taxable income to the employee or deduction to the Company in the year of the grant. The value of Common Stock will be taxable to the employee and compensation income in the years in which the restrictions on Common Stock lapse. Such value will be the fair market value of Common Stock on the dates the restrictions terminate, less any amount the recipient may have paid for Common Stock at the time of the issuance. An employee, however, may elect to treat the fair market value of Common Stock on the date of such grant (less restricted stock, provided the employee makes the election within thirty days after the date of the grant. If such an election is made and the employee later forfeits Common Stock to the Company, the employee will not be allowed to deduct at a later date the amount he had earlier included as compensation income. In any case, the Company will receive a deduction corresponding in amount and time to the amount of compensation included in the employee's income in the year in which that amount is so included.

     As of the date of this Prospectus, no incentive stock options have been granted under the Stock Incentive Plan.

Limitations of Liability and Indemnification of Directors

     The Company's Certificate of Incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for breaches of the duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends, or (iv) transactions involving an improper personal benefit. Moreover, if Delaware law were to change in the future to permit the further elimination or limitation the personal liability of directors, the liability of a director of the Company would be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate of Incorporation and the Bylaws of the Company also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                              Certain Transactions

     On or about October 31, 1995, Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase such number of equivalent units of the Company's securities as may be offered in an initial public offering at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Securities Act and that closes prior to June 30, 1996. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the IPO unit offering price into the principal amount of Notes. Effective October 15, 1996, the Notes and other agreements were amended to increase the number of Option Units available and to extend maturity dates to March 31, 1997. Effective June 13, 1997, the Notes and other agreements were amended to increase the number of Option Units purchasable to 16,333 and to extend maturity dates of the Notes to the earlier of the closing date of an IPO at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Act and that closes prior to March 31, 1999.

     On or about April 21, 1996, Flex Financial closed a $67,200 offering of 14,000 Units, each Unit consisting of 1 share of Common Stock, 2 Class B Warrants and 2 Class C Warrants.

     Flex Financial entered into a financial consulting agreement with Financial Public Relations, Ltd. pursuant to which FPR rendered investment banking consulting services to the Company. The services rendered by FPR included assistance in the development of Flex Financial's business plan, initial development of a contact list of potential clients with respect to Subordination and Bridge Loans, and development of a marketing strategy with respect to its business operations. Mr. M. Stephen Roberts is the general partner and owner of FPR. Mr. Fearnow is a principal of Focus-Tech Investments, Inc., a Nevada corporation, that provides investment banking consulting services to FPR. Under the terms of the agreement, the Company paid FPR $5,000. The services rendered to the Company by FPR were primarily for the services of and provided through Messrs. Roberts and Fearnow.

     Pursuant to an understanding between Focus-Tech and Flex Financial, Focus-Tech provided to Flex Financial such general and administrative services, including the cost of the use of office space, personnel, facilities and equipment, as required for Flex Financial's business in exchange for a general and administrative services fee of $4,000 per month for the seven month period ending December 31, 1996. Flex Financial shared a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech and Financial Broker Relations, Ltd. ("FPR") at 770 South Post Oak Lane, Suite 515, Houston, Texas 77056. Management estimates that Flex Financial's expenses would have been approximately $6,000 a month on a stand alone basis.

     Until the closing of the Units Offering Focus-Tech will continue to provide space and services located at 179 Ruskin Drive East, Houston, Texas 77356 without charge to Flex Financial. Upon closing of the Units Offering Focus-Tech has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis for a fee of $4,000 per month and to make this space available as long as required for the use of the Company. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

     From February through August 1996 Focus-Tech borrowed $13,000 from Flex Financial evidenced by four promissory notes bearing interest at 10% and secured by marketable securities valued in excess of $100,000. All four notes were repaid with interest on November 15, 1996.


                             PRINCIPAL STOCKHOLDERS

     American NorTel owns and will continue to own 20,000 shares of common stock Flex Financial, which represents 17.5% of the total outstanding, immediately after consummation of the Merger and until consummation of the Distribution. Because all of the shares of Flex Financial Common Stock held by American NorTel will be distributed to shareholders of American NorTel in connection with the Distribution, the number of shares of Company Common Stock shown below to be owned beneficially by certain beneficial owners holding more than five percent of the issued and outstanding Company Common Stock will depend upon the number of shares of American NorTel Common Stock held by such persons at the time of Distribution. The tables assumes that (i) each of the executive officers named below own no shares of American NorTel Common Stock and (ii) no person owns a sufficient number of shares of American NorTel Common Stock (including, if applicable, shares underlying options to acquire American NorTel Common Stock exercisable within 60 days of such date) to own five percent of the Company Common Stock immediately after the Distribution and prior to offering of the Units. The tables also assume that there is no material change in the number of shares owned by each shareholder of American NorTel.

Security Ownership of Certain Beneficial Owners

     The following table sets forth as of a date of this Prospectus after giving effect to the Merger and the Distribution, those persons who beneficially own more than five percent of the issued and outstanding Common Stock of the Company.

                                             Percentage of Shares Outstanding(1)
Name and Address of                Number        Before       After    Offering
   Beneficial Owner               of Shares     Offering     Minimum    Maximum
--------------------              ---------     --------     -------   --------

Focus-Tech Investments, Inc.      60,000(2)      18.09%       13.90%     7.21%
179 Ruskin Drive East
Montgomery, Texas 77356

Ruth Shepley (2)                  40,000(3)      12.06%        9.27%     4.81%
7617 Del Monte
Houston, Texas 77063

John J. Garrett, Trustee          20,000(3)       6.03%        4.63%     2.40%
P.O. Box 130444
Houston, Texas 77219

Lighthouse Communications Inc.(3) 40,000(4)      12.06%        9.27%     4.81%
43 Bluewater Drive
Eureka Springs, Arkansas 72632

Bridge Lenders(4)
 Dr. S.S. Dhother                 40,832.5(5)     12.3%        9.46%      4.91%
 4134 W. North Hampton Place
 Houston, Texas 77098

 Dave Lennox                      40,832.5(5)     12.3%        9.46%      4.91%
 7311 Bellerive, No. 148
 Houston, Texas 77036

American NorTel Communications    20,000(6)          0%           0%         0%
7201 East Camelback Road
Suite 320
Scottsdale, Arizona 85251

------------------------

(1) Includes all shares issuable in connection with options or warrants exercisable within 60 days of this Prospectus (331,665 total) does not include shares issuable as a part of the Units offered hereby.

(2) Includes 30,000 shares owned of record by Focus-Tech Investments, Inc., 30,000 shares issuable upon exercise of Class A Options. The beneficial owner is Michael T. Fearnow.

(3) Includes 20,000 shares owned beneficially and of record, 20,000 shares issuable upon exercise of Class A Options.

(4) Includes 20,000 shares owned beneficially and of record, 20,000 shares issuable upon exercise of Class A Options.

(5) Includes 8,166.5 shares issuable upon exercise of the Option Units, 16,333 shares issuable upon exercise of Class B Warrants included in the Option Units and 16,333 shares issuable upon exercise of Class C Warrants included in the Option Units.

(6)  After giving effect to the Merger and prior to the Distribution.

Security Ownership of Management

     The following table sets forth as of the date of this Prospectus, the amount of Flex Financial Common Stock beneficially owned by each of Flex Financial's directors, each executive officer, and all directors and executive officers as a group based on information obtained from such persons.

                                      Percentage of Shares Outstanding(1)
Name and Address of         Number     Before            After Offering
    Beneficial Owner      of Shares   Offering     Minimum           Maximum

Michael T. Fearnow         60,000 (2)   18.09%      13.90%            7.21%
179 Ruskin Drive East
Montgomery, Texas  77356

Officers and Directors
as a Group                 60,000 (2)    18.09%      13.90%           7.21%
(One person)

------------------------

(1) Includes all shares issuable in connection with options or warrants exercisable within 60 days of this Prospectus (331,665 total shares).

(2) Includes 30,000 shares owned of record by Focus-Tech Investments, Inc. and 30,000 shares issuable upon exercise of Class A Options.

Parents

     No shareholder of American NorTel owns sufficient stock to exercise control over Flex Financial through stock ownership.

     The parents of Flex Financial are its board of directors. No shareholder of Flex Financial owns sufficient stock to exercise control over Flex Financial through stock ownership.


                            DESCRIPTION OF SECURITIES

     The Company is authorized to issue 10 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of preferred stock issued and outstanding.

Units

         The Units offered hereby consist of one share of Flex Financial Common Stock $.001 par value per share, two redeemable Class B common stock purchase warrants ("Class B Warrants") and two redeemable Class C common stock purchase warrants ("Class C Warrants"). Each of the Class B Warrants entitles the holder older, upon exercise, to purchase one share of Flex Financial Common Stock at a price $6.25 per share. Each of the Class C Warrants entitles the holder, upon exercise, to purchase on share of the Company's Common Stock at a price of $10.00 per share. The Class B and the Class C Warrants are immediately detachable and are eligible for separate trading if a market for the Warrants develops. The Class B and Class C Warrants are exercisable immediately and will continue to be exercisable until January 1, 2003.

Common Stock

     The authorized Common Stock consists of 10,000,000 shares, $.001 par value, of which 94,000 shares were issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to one vote per share on the election of directors and on all other matters submitted to a vote of stockholders. Shares of Common Stock do not have preemptive rights or cumulative voting rights. The Company's Certificate of Incorporation provides that the board of directors shall be divided into three classes, as nearly equal in number as possible, and that at each annual meeting of stockholders all of the directors of one class shall be elected for a three-year term. The affirmative vote of not less than 75% of the outstanding shares of Common Stock is required to approve a merger or consolidation, a transfer of substantially all the assets, certain issuances and transfers of the Company's securities to other entities or a dissolution of the Company, unless the Board of Directors of the Company has approved the transaction. Additionally, certain business combinations involving the Company and any holder of 15% or more of the Company's outstanding voting stock must be approved by at least 66.67% of such voting stock, exclusive of the stock owned by the 15% stockholders, unless approved by a majority of the directors not affiliated with such holder or certain price and procedural requirements are met. These provisions, together with the authorization to issue preferred stock on terms designated by Michael Fearnow as sole director, described above, could be used as anti-takeover devices.

     The holders of Common Stock are entitled to receive dividends ratably when, as and if declared by Michael Fearnow as sole director, and upon liquidation are entitled to share ratably in the Company's net assets. Payment of dividends on the Common Stock may become subject to restrictions contained in any agreement in connection with the future issuance of Preferred Stock and to prior payment of dividends on future issuances of Preferred Stock. See " - Preferred Stock." The decision to pay dividends is subject to such other financial considerations as Michael Fearnow as sole director of the Company may deem relevant. No assurance can be given as to the timing or amount of any dividend that the Company may declare on the Common Stock.

     The Company's By-Laws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting. The Company's By-Laws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to stockholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by Michael Fearnow as sole director is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Redeemable Common Stock Purchase Warrants and Options

     Class A Common Stock Purchase Options. In September 1995, Flex Financial authorized the issuance of 80,000 Class A Common Stock Purchase Options ("Class A Options") in connection with a private placement of 80,000 shares of common stock to its founding shareholders. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original subscribers and are outstanding. The Class A Options are currently exercisable and will terminate on December 31, 2003, and may be exercised at a price of $.50 per share.

     Pursuant to this Prospectus, the Company is offering 200,000 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and 200,000 Class C Redeemable Common Stock Purchase Warrants ("Class C Warrants") to purchase an aggregate of 400,000 shares of Common Stock.

     Class B Warrants. The Class B Warrants are being issued under a Warrant Agreement dated November 15, 1995 between the Company and the Warrant Agent. Each Class B Warrant will be exercisable immediately upon its acquisition and until January 1, 2003, at an exercise price of $6.25 per Warrant, and shall entitle the holder thereof to receive one (1) share of Stock for each Class B Warrant exercised. Fractional shares of Stock will not be required to be issued upon exercise of the Class B Warrants. A Class B Warrant may be exercised by surrendering a Class B Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the B Warrants being exercised. Holders of Class B Warrants will not be entitled (by virtue of being Class B Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

     The Class B Warrants are redeemable, at the option of the Company, at a price of $0.05 per Class B Warrant at any time after January 1, 1999, upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $7.50 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

     The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the Class B Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company. As of the date of this Prospectus Flex Financial had 28,000 Class B Warrants outstanding.

     The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class B Warrants.

     Class C Warrants. The Class C Warrants are being issued under a Warrant Agreement dated November 15, 1995, between the Company and Warrant Agent. Each Class C Warrant will be exercisable immediately upon its acquisition and until January 1, 2003, at an exercise price of $10.00 per Warrant, and shall entitle the holder thereof to receive one (1) share of stock for each Class C Warrant exercised. Fractional shares of stock will not be required to be issued upon exercise of the Class C Warrants. A Class C Warrant may be exercised by surrendering a Class C Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the Class C Warrants being exercised. Holders of Class C Warrants will not be entitled (by virtue of being Class C Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

     The Class C Warrants are redeemable, at the option of the Company, at a price of $0.05 per Class C Warrant at any time after January 1, 1999, upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $12.00 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

     The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the Class C Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company. As of the date of this prospectus 28,000 Class C Warrants are outstanding

     The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class C Warrants.

     General. The Warrants may be exercised upon surrender of the certificate or certificates therefor on or prior to the expiration or the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the Subscription Form on the reverse side of the certificate or certificates completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

     The Warrants contain provisions but protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including issuances of Common Stock (or securities convertible, exchangeable or exercisable into Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things, (i) the issuance of exercise of options or other securities under the Stock Option Plan or other employee benefit plans or (ii) the sale or exercise of outstanding options or warrants or the Warrants offered hereby.

     The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder of the Company unless and until he exercises the Warrants.

     Upon notice to the Warrantholders, the Company has the right to reduce the exercise or extend the expiration date of the Warrants.

     Current Prospectus and State "Blue - Sky" Registration Required to Exercise Warrants. The Warrants included in the Units offered hereby will be immediately detachable and separately tradable. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers who reside in or move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable may buy Units (or the Warrants included therein) in the aftermarket. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the underlying shares could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or unless an exemption from such qualification exists in such jurisdictions. No assurance can be given that the Company will be able to effect any such required registration or qualification.

     Additionally, purchasers of the Units will be able to exercise the Warrants included therein only if a current prospectus relating to the shares underlying the Warrants is then in effect under the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside. Although the Company has undertaken to the use reasonable efforts to maintain the effectiveness of the a current prospectus covering the securities underlying the Warrants, no assurance can be given that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the shares issuable upon the exercise of the Warrants is not kept effective or if such shares are not qualified or exempt from qualification in the states in which the holders of the Warrants then reside.

Unit Purchase Options

         In connection with an IPO Bridge Loan, Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and 16,333 Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase, for $.50 each, Units each consisting of one share of common stock. two Class B Warrants and two Class C Warrants.

Preferred Stock

         Michael Fearnow as sole director of the Company is authorized by its Certificate of Incorporation, without any action on the part of stockholders, to issue preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, limitations, descriptions and terms thereof, including the extent, if any, to which the holders of the shares of any such series will be entitled to vote as a class or otherwise with respect to the election of directors or otherwise, all as shall, to the extent permitted under the laws of the State of Delaware, be determined by Michael Fearnow as sole director of the Company. Thus, Michael Fearnow as sole director, without stockholder approval, may authorize the issuance of preferred stock which could make it more difficult for another company to effect certain business combinations with the Company.

Defenses Against Hostile Takeovers

     Introduction. While the following discussion summarizes the reasons for, and the operation and effects of, certain provisions of the Company's Certificate of Incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the Company's Certificate of Incorporation and By-Laws, copies of which are available from the Company, which should be reviewed for more detailed information.

     In general, the anti-takeover provisions in Delaware law and the Company's Certificate of Incorporation are designed to minimize the Company's susceptibility to sudden acquisitions of control which have not been negotiated with and approved by the Company's Board of Directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors. The provisions would not prohibit an acquisition of control of the Company or a tender offer for all of the Company's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of the Company in a transaction that is not approved by Michael Fearnow as sole director, by making it more difficult for a person or group to obtain control of the Company in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of the Company or tender offers for all or part of the Company's capital stock without approval of Michael Fearnow as sole director, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the company's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by Michael Fearnow as sole director, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. The Company's Certificate of Incorporation authorizes the issuance of up to 10 million shares of serial preferred stock. Shares of the Company's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of Common Stock (the Certificate of Incorporation authorizes the issuance of up to 10 million shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of the Company's stockholders. If Michael Fearnow as sole director of the Company determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder Meetings. Delaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or By-Laws. The Company's Certificate of Incorporation provides that annual stockholder meetings may be called only by the Company's Board of Directors or a duly designated committee of the Board. Although the Company believes that this provision will discourage stockholder attempts to disrupt the business of the Company between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the Company between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. The Company's Certificate of Incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

     Classified Board of Directors and Removal of Directors. The Company's Certificate of Incorporation provides that The Company's Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of the Company's outstanding stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of the Company's Certificate of Incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered Board of Directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered Board of Directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     The Company's Certificate of Incorporation provides that a director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors. This provision may, under certain circumstances, impede the removal of a director and thus preclude the acquisition of control of the Company through the removal of existing directors and the election of nominees to fill in the newly created vacancies. The supermajority vote requirement would make it difficult for the stockholders of the Company to remove directors, even if the stockholders believe such removal would be beneficial.

     Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Delaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's By-Laws, unless it is set by the corporation's certificate of incorporation. The Company's Certificate of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than five or more than 15, as shall be provided from time to time in accordance with the Company By-Laws. The power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the Company's Board of Directors. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of the Company through an increase in the number of the Company's directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

     Stockholder Vote Required to Approve Business Combinations with Related Persons. The Company's Certificate of Incorporation generally requires the approval of the holders of 75% of the Company's outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of the Company's Board of Directors who were directors prior to the time when the related person became a related person. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of the assets of the Company must, subject to certain exceptions, be approved by the vote of the holders of a majority of the Company's outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined) involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under the Certificate of Incorporation and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of the Company's stock deem desirable and place the power to prevent such a transaction in the hands of a minority of the Company's stockholders

     Under Delaware law, there is no cumulative voting by stockholders for the election of the Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all directors of the Company, thus precluding a small group of stockholders from controlling the election of one or more representatives to the Company's Board of Directors.

     Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. The Company's Certificate of Incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by the Company and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Limitations on Acquisitions of Capital Stock. The Company's Certificate of Incorporation generally provides that if any person were to acquire beneficial ownership of more than 20% of any class of the Company's outstanding Common Stock, each vote in excess of 20% would be reduced to one-hundredth of a vote, with the reduction allocated proportionately among the record holders of the stock beneficially owned by the acquiring person. The limitation on voting rights of shares beneficially owned in excess of 20% of the Company's outstanding Common Stock, would discourage stockholders from acquiring a substantial percentage of the Company's stock in the open market, without disclosing their intentions, prior to approaching management to negotiate an acquisition of the Company's remaining stock. The effect of these provisions is to require amendment of the Certificate of Incorporation, which requires Board approval, before a stockholder can acquire a large block of the Company's Common Stock. As a result, these provisions may deter takeovers by potential acquirors who would have acquired a large holding before making an offer for the remaining stock, even though the eventual takeover offer might have been on terms favorable to the remaining stockholders.

     Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation. The Company's Certificate of Incorporation provides that specified provisions contained in the Certificate of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the Certificate of Incorporation. Specific provisions subject to the supermajority vote requirement are (i)
Article X, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii)
Article XI, requiring written notice to the Company of nominations for the election of directors and new business proposals, (iii) Article XII, governing the number and terms of the Company's directors, (iv) Article XIII, governing the removal of directors, (v) Article XIV, limiting acquisitions of 20% or more of the Company's stock, (vi) Article XV, governing approval of business combinations involving related persons, (vii) Article XVI, relating to the consideration of various factors in the evaluation of business combinations,
(viii) Article XVII, providing for indemnification of directors, officers, employees and agents, (ix) Article XVIII, limiting directors' liability, and (x) Articles XIX and XX, governing the required stockholder vote for amending the By-Laws and Certificate of Incorporation, respectively. Article XX is intended to prevent the holders of less than 75% of the Company's outstanding voting stock from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of the Company's voting stock to prevent amendments to the Certificate of Incorporation or By-Laws even if they were favored by the holders of a majority of the voting stock.

Registrar Transfer Agent and Warrant Agent

     Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572 is the transfer agent, registrar and warrant agent of the Company.


                              PLAN OF DISTRIBUTION

     It is presently anticipated that the Company will sell Units only through its employees without engaging the services of a broker-dealer. The Company will make such sales in compliance with the Securities Exchange Act of 1934 Rule 3a4-1(a)(1),(2),(3) and (4) and either 3a4-1(a)(4)(i),(ii) or (iii). The Company is offering a minimum of 20,000 Units on a "best efforts-all or none" basis and an additional 80,000 Units on a "best efforts basis" at a purchase price of $6.00 per Unit.

     The Company may choose in the future to employ the services of a NASD member broker-dealer for purposes of offering the Units. It has been estimated by management that, if the services of a broker-dealer are utilized to sell the Units, the Company would pay to such broker-dealer a commission in the range of
 .10% of the selling price of Units actually sold. It is also likely that, if the services of a broker-dealer are utilized, the Company would agree to reimburse such entity for its costs and expenses, up to a maximum of 1% of the selling price of Units actually sold. In addition, the Company may agree to indemnify any broker or dealer utilized by the Company in connection with the offering against liabilities, including liabilities under the Securities Act of 1933, as amended.

     The obligation of any broker-dealer to offer Units described herein is likely to be subject to (a) the accuracy of the representations and warranties of the Company contained in the agreement with the broker-dealer, (b) performance by the Company of its obligations contained herein, (c) approval of certain legal matters by the broker-dealer or its counsel and (d) the condition, among others, that a Registration Statement on Form SB-2 shall have become effective with the U.S. Securities and Exchange Commission

       When collected, subscription funds will be held in an interest-bearing escrow account with Southwest Bank of Texas, N.A., Houston, Texas or other F.D.I.C. insured banking institution ("Escrow Agent"). Upon receipt of subscriptions for 20,000 Units, the proceeds will be released from escrow to the Company. In the event the minimum offering is not subscribed, all funds will be returned by the Escrow Agent without deduction and without interest. Additional subscription proceeds will be available to the Company as received from the sale of Units. The Company reserves the right to reject orders for the purchase of Units in whole or in part, and if a subscription is rejected, the subscriber's funds will returned without interest within three business days after rejection. Within 30 days following the acceptance of subscriptions, a Unitholders's security certificates will be mailed by first class mail.

     All purchasers' checks should be made payable to "Flex Financial Corporation - Escrow Account." Certificates evidencing Common Stock and Warrants will be issued to purchasers only if the proceeds from the sale of at least 20,000 Units are actually deposited in escrow and released to the Company pursuant to the Escrow Agreement. Until such time as the proceeds are actually received by the Company and the certificates delivered to the purchasers thereof, such purchasers will be deemed subscribers and not security holders of the Company. During the selling period, purchasers will have no right to demand return of their subscription proceeds. If the minimum proceeds are successfully obtained, the Units Offering will be continued until completed, until the maximum period of the Units Offering has elapsed or until the Units Offering is terminated by the Company, whichever occurs first.

     Michael Fearnow as the sole director and officer of Flex Financial determined that, after research into other possible alternatives, the proposed price of the Units was fair to the purchasers of Units. The criteria applied was to obtain trading status for the shares held by Flex Financial's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution. Applying this criteria, the board determined that, considering the 17% dilution was in line with prior disclosures to shareholders regarding expected dilution in any merger and spin-off transaction, the terms of the proposed offering price is fair to the shareholders.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering the present shareholders of the Company will own a total of 114,000 shares of Common Stock, all of which will be freely tradable without restriction or further registration under the Securities Act, except to the extent such shares are held by "affiliates" of the Company. Shares held by affiliates will be subject to the limitations of Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, persons who may be deemed affiliates of the Company, as that term is defined in the Securities Act would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of the Company's Common Stock (approximately 1,340 shares if the minimum offering is sold and 2,140 shares if the maximum offering is sold) or the average weekly trading volume during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and availability of current public information about the Company. Following the offering approximately 217,665 shares of Common Stock will be issuable upon the exercise of options and warrants held by present shareholders of the Company and an additional 400,000 shares underlying the Warrants included in the Units (or a total of 617,665 shares) will be issuable if the maximum offering is sold.


                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Sonfield & Sonfield, Houston, Texas.


                                     EXPERTS

     The financial statements of Flex Financial Group, Inc. at July 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Harper & Pearson Company, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                      F - 12
                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                           AND FINANCIAL STATEMENT SCHEDULES


                                                      C O N T E N T S

                                                                         Page
    FLEX FINANCIAL GROUP, INC.

    Independent Auditor's Report.................................         2

    Balance Sheets...............................................         3

    Statements of Operations.....................................         4

    Statements of Changes in Stockholders' Equity (Deficit)......         5

    Statements of Cash Flows.....................................         6

    Notes to Financial Statements................................        7-11


    FLEX ACQUISITIONS CORPORATION

    Independent Auditor's Report..................................       12

    Balance Sheets................................................       13

    Statements of Operations......................................       14

    Statements of Changes in Stockholders' Equity (Deficit).......       15

    Statements of Cash Flows......................................       16

    Notes to Financial Statements.................................     17-18



FLEX ACQUSITIONS CORPORATION (PRO FORMA)
    Accountant's Compilation Report...............................       19

    Pro Forma Consolidated Balance Sheets.........................       20

    Pro Forma Consolidated Statements of Operations...............       21

    Summary of Significant Assumptions and Accounting Policies....       22

                                              INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Directors of
Flex Financial Group, Inc.
(A Development Stage Company)
Montgomery, Texas


We have audited the accompanying balance sheets of Flex Financial Group, Inc. (A Development Stage Company) as of July 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended July 31, 1998 and 1997 and the period August 17, 1995 (date of inception) through July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Financial Group, Inc. (A Development Stage Company) at July 31, 1998 and 1997, and the results of its operations and its cash flows for the years and period then ended in conformity with generally accepted accounting principles.





         .........                                   /s/HARPER & PEARSON COMPANY




Houston, Texas
September 12, 1998

                           FLEX FINANCIAL GROUP, INC.
                           A DEVELOPMENT STAGE COMPANY
                                 BALANCE SHEETS
                             JULY 31, 1998 AND 1997




                                     ASSETS
                                                     1998              1997
                                                   ---------         ---------

CURRENT ASSETS
   Cash                                           $     269         $   9,564
   Interest receivable                                  963               596
   Note receivable, Flex Acquisition Corporation      4,000             4,000
   Deferred registration costs                          -0-            32,303
                                                    --------          --------

                                                  $   5,232         $  46,463
                                                    ========          ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                               $   3,454         $     -0-
   Notes payable                                     50,000            50,000
   Note payable, Focus-Tech Investments, Inc.        31,185               -0-
   Interest payable                                  14,849             8,822
                                                    --------          --------

              TOTAL CURRENT LIABILITIES              99,488            58,822
                                                    --------          --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.001 par value in 1998
      and no par value in 1997, 10,000,000 shares
      authorized, none issued and outstanding          -0-               -0-
   Common stock, $.001 par value in 1998 and
      $.01 par value in 1997, 10,000,000 shares
      authorized, 94,000 shares sold and
      to be issued                                      94               940
   Additional paid-in capital                       82,200            81,260
   Deficit accumulated during the
      development stage                           (176,550)          (94,559)
                                                   --------          --------

                                                   (94,256)          (12,359)
                                                   --------          --------

                                                 $   5,232         $  46,463
                                                   ========          ========








                            See accompanying notes.

                           FLEX FINANCIAL GROUP, INC.
                           A DEVELOPMENT STAGE COMPANY
                            STATEMENTS OF OPERATIONS
     YEARS ENDED JULY 31, 1998 AND 1997 AND CUMULATIVE THROUGH JULY 31, 1998



                                                                 August 17, 1995
                                                                       through
                                             1998        1997     July 31, 1998
                                            --------   --------   --------------


INTEREST INCOME                            $    366    $  1,004       $   3,648
                                            -------     -------        --------


EXPENSES
   Advertising                                  -0-         -0-           2,564
   Amortization                                 -0-       1,250           1,250
   Bad debt expense                             -0-      10,000          10,000
   Consulting expenses                          -0-         -0-          16,902
   Filing fees                                  -0-        4,923          5,433
   Interest expense                           6,026        5,000         18,598
   Legal and professional fees               43,899       12,687         62,686
   Other expenses                                35          688          1,073
   Printing                                     -0-          -0-          1,295
   Overhead allocation, Focus-Tech
      Investments, Inc.                         -0-          -0-         19,109
   Accrued overhead, Focus-Tech
      Investments, Inc.                         -0-          -0-          8,891
   Write-off of deferred registration costs  32,397          -0-         32,397
                                             ------      -------       --------

                                             82,357       34,548        180,198
                                            -------      -------       --------


NET LOSS                                   $(81,991)    $(33,544)     $(176,550)
                                            =======      =======       ========


LOSS PER COMMON SHARE                      $   (.49)    $   (.20)     $   (1.07)
                                            =======      =======       ========


SHARES USED IN COMPUTING LOSS PER SHARE     166,982      166,982        164,580
                                            =======      =======       ========













                            See accompanying notes.

                           FLEX FINANCIAL GROUP, INC.
                           A DEVELOPMENT STAGE COMPANY
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            AUGUST 17, 1995 (Date of Inception) THROUGH JULY 31, 1998



                                             Additional
                     Preferred     Common     Paid-In     Retained
                       Stock       Stock      Capital     (Deficit)     Total
                     ---------     ------    ----------  ---------      -----

Sale of Common
  Stock - Texas     $   -0-       $  940     $  81,260     $  -0-    $  82,200

Net Loss                -0-          -0-           -0-    (61,015)     (61,015)
                    --------      --------    --------    --------     --------

Balance -
  July 31, 1996         -0-          940        81,260    (61,015)      21,185

Net Loss                -0-          -0-           -0-    (33,544)     (33,544)
                    --------      --------    --------    --------     --------

Balance -
  July 31, 1997         -0-          940        81,260    (94,559)     (12,359)

Removal of Texas
  Common Stock
  Previously
  Issuable              -0-         (940)          940         -0-         -0-

Sale of Common
  Stock - Delaware      -0-           94           -0-         -0-          94

Net Loss                -0-          -0-           -0-     (81,991)    (81,991)
                     --------     --------     --------    --------    --------
Balance -
  July 31, 1998      $  -0-        $  94     $  82,200   $(176,550)  $ (94,256)
                     ========     ========     ========    ========    ========






                            See accompanying notes.

                           FLEX FINANCIAL GROUP, INC.
                           A DEVELOPMENT STAGE COMPANY
                            STATEMENTS OF CASH FLOWS
     YEARS ENDED JULY 31, 1998 AND 1997 AND CUMULATIVE THROUGH JULY 31, 1998

                                                                 August 17, 1995
                                                                      through
                                                 1998     1997    July 31, 1998
                                               --------  -------- --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                    $(81,991) $(33,544)   $(176,550)
                                                -------   -------     --------
   Adjustments to reconcile net loss to
   net cash used by operating activities:
      Amortization of loan origination
        costs, net                                  -0-     1,250        5,000
      Write-off of note receivable                  -0-    10,000       10,000
      Write-off of deferred registration costs   32,303       -0-       32,303
      Change in operating assets and
      liabilities:
        Interest receivable                        (367)      890         (963)
        Accounts payable                          3,454       (58)       3,454
        Interest payable                          6,027     5,000       14,849
        Accrued overhead, Focus-Tech
          Investments, Inc.                         -0-    (8,891)         -0-
                                                -------    -------     -------

       Total Adjustments                         41,417     8,191       64,643
                                                -------    -------     -------

       Net Cash Used by Operating Activities    (40,574)  (25,353)    (111,907)
                                                 -------   -------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Deferred registration costs                      -0-   (32,303)     (32,303)
   Loan origination costs                           -0-       -0-       (5,000)
   Notes receivable                                 -0-       -0-      (35,000)
   Note receivable                                  -0-       -0-      (10,000)
   Long-term note receivable, Flex
     Acquisition Corporation                        -0-       -0-       (4,000)
   Collection of notes receivable                   -0-    25,000       35,000
                                                  -------  -------      -------

         Net Cash Provided (Used) by
           Investing Activities                     -0-    (7,303)     (51,303)
                                                  -------  -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Notes payable                                    -0-       -0-       50,000
   Notes payable, Focus-Tech Investments, Inc.   31,185       -0-       31,185
   Proceeds from issuance of common stock            94       -0-       87,294
   Stock issuance costs                             -0-       -0-       (5,000)
                                                 -------    -------     -------

         Net Cash Provided by Financing
         Activities                              31,279       -0-      163,479
                                                -------     -------    -------

NET (DECREASE) INCREASE IN CASH                  (9,295)  (32,656)         269

CASH AT BEGINNING OF PERIOD                       9,564    42,220          -0-
                                                 -------  -------       -------

CASH AT END OF PERIOD                          $    269  $  9,564     $    269
                                                 =======  =======      =======

                            See accompanying notes.

                           FLEX FINANCIAL GROUP, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997


NOTE A   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Flex Financial Group, Inc. (A Development Stage Company) (the Company) was incorporated in August 1995 for the purpose of engaging in the business of providing loans to companies going public; subordinated equity loans to underwriters; and providing a platform for taking companies public through a merger/spin-off transaction. It is anticipated by management that the Company will become a publicly owned corporation within the near future. Effective December 8, 1997, the Company organized a Delaware corporation which purchased substantially all assets and liabilities of the Texas Corporation incorporated in 1995.

     Merger Spin-off - On June 30, 1996, the Company entered into an agreement with American Nortel Communications, Inc. (American Nortel), a public corporation engaged in providing long distance telephone services and owned by approximately 780 individuals, for a proposed merger-spin-off transaction which would create a public market for the Company's stock. The proposed merger-spin-off would be effected by American Nortel capitalizing a recently formed subsidiary (Flex Acquisitions Corporation) which would sell 20,000 shares of $.001 par value common stock to American Nortel for $1,000. Flex Acquisitions, an entity under common management because of overlapping director and officers, has authorized 10 million shares of Common Stock with a par value of $.001 per share and 10 million shares of Preferred Stock with no par value. The preferences, rights, and qualities of each series of the Preferred Stock will be set by future resolutions of Flex Acquisitions Board of Directors. All currently outstanding stock of the Company will be canceled and converted into 94,000 shares of common stock of Flex Acquisitions. The Company has options and warrants currently outstanding which will be canceled and options and warrants on Flex Acquisitions' common stock will be issued according to the plan of merger. Subsequent to the merger, American Nortel will distribute to its shareholders the 20,000 shares of common stock of Flex Acquisitions previously held by American Nortel. Contemporaneously with the merger-spin-off, Flex Acquisitions will file a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) to register 94,000 shares of Common Stock and file a registration statement on Form SB-2 with the SEC to register the spin-off of the 20,000 shares by American Nortel and the sale of 100,000 shares of common stock by Flex Acquisitions.

     Common Management - Common management of the Company and Flex Acquisitions result from the following relationships; Michael T. Fearnow, sole director and officer of the Company holds similar positions with Flex Acquisitions and is the sole owner of Focus-Tech Investments, Inc., a former 17.5% owner of the Company. Financial Public Relations, Ltd. is a Texas limited partnership with all interests owned by entities controlled or owned by M. Stephen Roberts, a 17.5% owner of the predecessor Company.

     Effective with the reorganization as a Delaware company, Mr. Roberts is no longer a shareholder of the surviving company.

     Going Concern - As shown in the accompanying financial statements, the Company has a working capital and equity deficit, and has no significant operating activities. The future viability of the Company is dependent upon the successful procurement of additional loans or capital and the commencement of profitable operating activities.

     Management's Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     Concentrations of Credit - Substantially all of the Company's loans have been granted to entities under common management and a third party customer of the Company. The concentrations of credit by type of loan are set forth in Note B.

     Interest Rate Risk - The Company intends to be principally engaged in providing short-term commercial loans with fixed interest rates. These loans have been primarily funded through short-term notes payable and the sale of the Company's stock.

     Notes Receivable - Notes receivable are reported at the principal amount outstanding. Management is of the opinion that all notes are fully collectible, therefore, no allowance for possible credit losses is deemed necessary.

     Deferred Registration Costs - During 1997, deferred registration costs were capitalized to be netted against the proceeds, if any, received from the sale of securities to the public. During 1998, deferred registration costs were expensed as the related offering was postponed.

     Allowance for Possible Credit Losses - When deemed necessary, an allowance for possible credit losses will be established to provide a valuation allowance for losses expected to be incurred on loans and other commitments to extend credit. All losses will be charged to the allowance for possible credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

     Throughout the year, management will estimate the likely level of losses to determine whether the allowance for possible credit losses, when deemed necessary, is adequate to absorb anticipated losses in the existing portfolio. Based on these estimates, an amount will be charged to the provision for possible credit losses and credited to the allowance for possible credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

     Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management will also consider the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond the Company's control.

     Statement of Cash Flows - For purposes of reporting cash flows, cash and cash equivalents includes only cash on hand and in demand deposit accounts with a bank.

     Loss Per Common Share - Loss per common share is computed using the weighted average number of shares of common stock outstanding during the period, as adjusted for shares issuable upon exercise of options priced below the anticipated IPO price per share as shown below:

                                      1998             1997           Cumulative
                                    --------         --------         ----------
   Weighted average shares
     outstanding for issued shares    94,000           94,000            91,598
   Shares issuable upon, exercise
     of options                       80,000           80,000            80,000
   Less treasury shares repurchased
     from option proceeds             (7,018)          (7,018)           (7,018)
                                      -------          -------           -------

   Adjusted weighted average
     shares outstanding              166,982          166,982           164,580
                                     =======          =======           =======

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes - For the years ended July 31, 1998 and 1997, the Company incurred net operating losses amounting to $81,991 and $33,544, respectively. Net operating loss carryforwards will expire in the years 2013, 2012 and 2011, if not previously utilized.

     No tax benefit for the loss carryforward has been reported in the financial statements. Accordingly, the tax benefit of approximately $60,000 resulting from the utilization of the loss carryforwards has been offset by a valuation allowance of the same amount.

     Common Stock - Common stock sold is subject to a subscription agreement which provides for, among other things; (1) each purchaser is sold "units" at a price of $4,800 which includes 1,000 shares of common stock, 2000 Class B warrants and 2,000 Class C warrants collectively referred to as offered securities; and (2) purchaser of offered securities will not be able to resell them until and unless the securities are registered pursuant to a registration statement and properly qualified for sale in each jurisdiction. The Class B and Class C redeemable warrants entitle the holders to purchase one share of common stock for each warrant held at $6.25 and $10.00, respectively.

     80,000 shares of the 94,000 common shares sold and to be issued were sold to "Founders", subject to a separate subscription agreement at a price of $.25 per share. This subscription agreement provides the subscribers with the option to purchase up to an additional 80,000 common shares at a per share price of $.50. The option for the purchase of additional shares expires December 31, 2000, if not previously exercised.

     No compensation expense has resulted from the issuance of any of the Company's warrants or options as the exercise prices were in excess of the fair market value of the Company's common stock.

     Preferred Stock - The Corporation's Articles of Incorporation allow the Board of Directors to determine the rights, preferences, qualifications, limitations and restrictions and any other benefits of the Company's preferred stock.

     Operating Costs - Subsequent to December 31, 1996, pursuant to an agreement with Flex Acquisitions, the Company provides Flex Acquisitions rent, accounting services, management and other operating expenses without compensation.


NOTE B    NOTES RECEIVABLE, RELATED PARTIES

     Notes receivable due from entities under common management consist of the following at July 31, 1998 and 1997.

                                                       1998            1997
                                                     --------       ---------

Flex Acquisition  Corporation - 10% note,
at the option of the holder,  the note is
convertible into common stock in multiples
of $1,000 unpaid principal at a conversion
price of $.05 per share at any time up to
maturity,  subordinated, redeemable at a 10%
premium, due March 31, 1999, renewable for an
additional two year term, interest due at
maturity; unsecured                                  $ 4,000          $ 4,000

    Less current portion                               4,000            4,000
                                                      -------           -------
    Long-term note receivable, related party        $    -0-          $   -0-
                                                      =======           =======


NOTE C   NOTES PAYABLE

     Notes payable consist of the following at July 31, 1998 and 1997:

                                                        1998            1997
                                                      --------       ---------
Two 10% unsecured, subordinated notes payable
on the earlier of (1) March 31, 1999, or
(2) the closing of a public offering of the
Company's securities pursuant to the Securities
Act of 1933, as amended, representing gross
proceeds of not less than $60,000; the notes
are subject to subscription and option agreements     $ 50,000       $ 50,000
                                                       =======        =======

     On several occasions, these notes have been amended to extend the maturity dates to March 31, 1997, March 31, 1998 (the holders were granted an additional 8,000 Option Units for this extension), and most recently these notes and the option exercise dates were extended through March 31, 1999 with no further modifications.

     In connection with the issuance of these notes, the Company granted to the purchasers Unit Purchase Options (Option Units). The Option Units entitle the holders to purchase such number of equivalent units of the Company's securities as may be offered in an initial public offering at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Securities Act that closes prior to March 31, 1999. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the Units Offering price into the principal amount of notes. Under the terms of this Units Offering, holders of the Option Units are entitled to purchase 8,333 equivalent Units.


NOTE D   TRANSACTIONS AND BALANCES WITH ENTITIES AND AN INDIVIDUAL
         UNDER COMMON MANAGEMENT
                                                  1998        1997       1996
                                                 --------   --------  ---------
 Flex Acquisition Corporation (1)
  Interest income/receivable                     $    366  $    400   $    134
  Financial Public Relationship, Ltd. (2)
   Interest income                                    -0-       -0-      1,709
   Interest receivable                                -0-       -0-        917
   Consulting expense                                 -0-       -0-      5,000
 Focus-Tech Investments, Inc. (3)
   Interest income/receivable                         -0-       -0-         48
   Overhead allocation - allocation
   covers rent, telephone, fax, office
   supplies and expenses, postage,
   repairs, use of furniture and
   equipment, and administration
   management as needed                               -0-       -0-     19,109
 Accrual of overhead                                  -0-       -0-      8,891
 Consulting expense                                   -0-       -0-      2,500
   M. Stephen Roberts - Attorney at Law;
   initial registered agent
  Legal fees, various corporate
   matters                                          4,712     4,850     13,550
  Legal fees, registration costs                      -0-    27,400        -0-

1) Michael T. Fearnow, sole director and officer of Flex Acquisitions holds similar positions with the Company and is the sole owner of Focus-Tech Investments, Inc., a 17.5% owner of the Company.

2) Financial Public Relations, Ltd. is a Texas limited partnership with all interests owned by entities controlled or owned by M. Stephen Roberts, a 17.5% owner of the predecessor Texas Company.

3) Focus-Tech Investments, Inc. is a Nevada corporation wholly owned by Michael T. Fearnow. Mr. Fearnow is also the sole director and officer of Focus-Tech Investments, Inc. Pursuant to an understanding between Focus-Tech and Flex Financial, Focus-Tech provided to Flex Financial such general and administrative services as the cost of the use of office space, personnel, facilities and equipment, as required for Flex Financial's business in exchange for a general and administrative services fee of $4,000 per month for the seven month period ending July 31, 1996. Flex
     Financial shares a portion of approximately 2,000 square feet of office space in premises occupied by Focus-Tech at 179 Ruskin Drive East Drive, Montgomery, Texas. In lieu of actual payments by Flex Financial to Focus-Tech, Flex Financial directly paid expenses of Focus-Tech in the amount of $19,109 and received credit toward the payment of the $28,000 in general and administrative services fees owed to Focus-Tech. Overhead allocation refers to amounts paid by Flex Financial on behalf of Focus-Tech which were allocated as a credit against the general and administrative services fee due Focus-Tech.

     Accrual of overhead refers to the $8,891 balance due Focus-Tech against the $28,000 in accrued general and administrative services fees after applying the $19,109 credit given Flex Financial for its direct payments.

     Management estimates that Flex Financial's expenses would have been approximately $6,000 a month on a stand alone basis.

     Until the closing of the Units Offering, Focus-Tech will continue to provide such space and services without charge to Flex Financial. Upon closing of the Units Offering, Focus-Tech has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis for a fee of $4,000 per month and to make this space available as long as required for the use of the Company. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

                                     F - 18
                          INDEPENDENT AUDITOR'S REPORT


To the Stockholder and Directors of
Flex Acquisitions Corporation
(A Development Stage Company)
Montgomery, Texas


     We have audited the accompanying balance sheets of Flex Acquisitions Corporation (A Development Stage Company) as of July 31, 1998 and 1997, and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the years ended July 31, 1998 and 1997, and the periods March 22, 1996 (date of inception) through July 31, 1998 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Acquisitions Corporation (A Development Stage Company) at July 31, 1998 and 1997, and the results of its operations and its cash flows for the years and periods then ended in conformity with generally accepted accounting principles.



                                    /s/Harper & Pearson Company






Houston, Texas
November 6, 1998

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
                                 BALANCE SHEETS
                             JULY 31, 1998 AND 1997






                                     ASSETS
                                                   1998              1997
                                                 --------          --------

OTHER ASSETS
   Start-up costs                                $  4,992          $  4,992
                                                  =======           =======


                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)


CURRENT LIABILITIES
   Note payable, Flex Financial Group, Inc.      $  4,000          $  4,000
   Accounts payable                                   134               134
   Interest payable                                   934               534
                                                   -------           -------

              TOTAL CURRENT LIABILITIES             5,068             4,668
                                                   -------           -------

                         STOCKHOLDER'S EQUITY (DEFICIT)

 Preferred stock, no par value, 10,000,000
   shares authorized, none issued and
   outstanding, rights, preferences,
   qualifications, limitations and
   restrictions and any other benefits to be
   determined by the Board of Directors                -0-              -0-
 Common stock, $.001 par value, 10,000,000
    shares authorized, 20,000 shares sold
    and to be issued                                    20               20
 Additional paid-in capital                            980              980
 Deficit accumulated during the development stage   (1,076)            (676)
                                                    -------          -------

                                                       (76)              324
                                                    -------          -------

                                                  $  4,992          $  4,992
                                                   =======           =======















See accompanying notes.

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
                            STATEMENTS OF OPERATIONS
              YEARS AND PERIODS ENDED JULY 31, 1998, 1997 AND 1996




                                                                     Cumulative
                                1998        1997       1996(1)           (2)
                              ---------   ---------   --------        ----------

EXPENSES
   Interest expense          $    400    $    400    $    134         $    934
   Outside services               -0-         -0-          80               80
   Bank service charges           -0-         -0-          54               54
   Postage and delivery           -0-         -0-           8                8
                               --------    --------    --------        ---------

                                  400         400         276            1,076
                                -------     -------     -------        ---------

NET LOSS                     $   (400)   $   (400)   $   (276)        $ (1,076)
                               =======      =======     =======        =========

LOSS PER COMMON SHARE        $   (.02)   $   (.02)   $   (.01)        $   (.05)
                               =======      =======     =======        =========

SHARES USED IN COMPUTING
  LOSS PER SHARE                20,000      20,000     20,000           20,000
                                ======      =======    =======         =========












(1)  March 22, 1996 (Date of Inception) to July 31, 1996

(2)  March 22, 1996 (Date of Inception) to July 31, 1998










                            See accompanying notes.

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
             STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
         YEARS ENDED JULY 31, 1998, 1997 AND PERIOD ENDED JULY 31, 1996



                                                          Additional
                      Preferred     Common      Paid-In    Retained
                        Stock       Stock       Capital   (Deficit)      Total
                      ---------     ------      -------   ----------     -----

Sale of Common
  Stock              $   -0-      $    20      $    980   $   -0-     $   1,000

Net Loss                 -0-          -0-           -0-      (276)         (276)
                     --------     --------      --------  --------      --------

Balance -
  July 31, 1996          -0-           20           980      (276)          724

Net Loss                 -0-          -0-           -0-      (400)         (400)
                     --------     --------      --------    --------    --------
Balance -
  July 31, 1997          -0-           20           980      (676)          324

Net Loss                 -0-          -0-           -0-      (400)         (400)
                     --------     --------      --------    --------    --------

Balance -
  July 31, 1998     $   -0-       $    20       $   980   $(1,076)       $  (76)
                    ========      ========      ========  ========      ========














                            See accompanying notes.

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
                            STATEMENTS OF CASH FLOWS
              YEARS AND PERIODS ENDED JULY 31, 1998, 1997 AND 1996

                                                                                                       Cumulative
                                                      1998              1997            1996(1)           (2)
                                                    --------          --------         --------        ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                          $   (400)         $   (400)        $   (276)        $  (1,076)
                                                      -------           -------          -------          --------
   Adjustments to reconcile net loss to net
      cash used by operating activities:
        Change in operating assets and
          liabilities:
            Accounts payable                             -0-               -0-              134               134
            Interest payable                             400               400              134               934
                                                     -------           -------          -------           -------

              Total Adjustments                          400               400              268             1,068
                                                     -------           -------          -------           -------

              Net Cash Used by Operating
              Activities                                 -0-               -0-                (8)               (8)
                                                    --------           -------           -------           -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Start-up costs                                        -0-               -0-            (4,992)           (4,992)
                                                     -------           -------           -------           -------

              Net Cash Used by Investing
              Activities                                 -0-               -0-            (4,992)           (4,992)
                                                     -------           -------           -------           -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Long-term note payable, Flex Financial
      Group, Inc.                                        -0-               -0-            4,000             4,000
   Proceeds from issuance of common stock                -0-               -0-            1,000             1,000
                                                     -------           -------          -------           -------

              Net Cash Provided by Financing
              Activities                                 -0-               -0-            5,000             5,000
                                                     -------           -------          -------           -------

NET INCREASE IN CASH                                     -0-               -0-              -0-               -0-

CASH AT BEGINNING OF PERIOD                              -0-               -0-              -0-               -0-

CASH AT END OF PERIOD                               $    -0-          $    -0-         $    -0-          $    -0-
                                                     =======           =======          =======           ======= =




(1)  March 22, 1996 (Date of Inception) to July 31, 1996

(2)  March 22, 1996 (Date of Inception) to July 31, 1998



                            See accompanying notes.

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997



NOTE A     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Flex Acquisitions Corporation (A Development Stage Company) (Acquisitions) a wholly owned Texas subsidiary of American Nortel Communications, Inc.
(American Nortel) was incorporated on March 21, 1996 for the purpose of; (a) merging with Flex Financial Group, Inc. (Flex Financial), an entity under common management because of overlapping director and officers, and (b) a proposed filing of a registration statement with the Securities and Exchange Commission. Simultaneously with these transactions, it is anticipated that American Nortel will then distribute its shares of the Company to American Nortel shareholders. The newly formed public Company will then engage in the business of participating in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and in certain long-term financing and investment opportunities (terms of greater than one
year)  in  transactions  with  operating   businesses  with  significant  growth
potential.

     The Company has no business operations or significant capital and does not intend to engage in any active business until it merges with Flex Financial. Should the merger not occur, the Company would seek other business opportunities and if none were found, would be dissolved within eighteen months by a vote of the majority of its common stockholders.

     Common management of Acquisitions and Flex Financial result from the following relationships; Michael T. Fearnow, sole director and officer of Acquisitions holds similar positions with Flex Financial and is the sole owner of Focus-Tech Investments, Inc., a 17.5% owner of Acquisitions. Financial Public Relations, Ltd. is a Texas limited partnership with all interests owned by entities controlled or owned by M. Stephen Roberts, a 17.5% owner of Acquisitions. Focus-Tech Investments, Inc. is a Nevada corporation wholly owned by Michael T. Fearnow. Mr. Fearnow is also the sole director and officer of Focus-Tech Investments, Inc. M. Stephen Roberts, attorney at law, is a 17.5% owner of Acquisitions and less than .5% shareholder in American Nortel.

     Merger Spin-Off - In July 1996, the Company agreed to merge with Flex Financial. Flex Financial is a developmental stage company formed to participate in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and to participate in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant growth potential.

     The Company will be the surviving corporation (Survivor) but Flex Financial will elect all directors and officers of the Survivor. All currently outstanding stock of Flex Financial will be canceled and converted into 94,000 shares of the Company's common stock. Flex Financial has options and warrants currently outstanding which will be canceled and options and warrants on the Company's common stock will be issued according to the plan of merger.

     The merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and of Flex Financial approving the proposed merger.

     Management's Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
             STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
         YEARS ENDED JULY 31, 1998, 1997 AND PERIOD ENDED JULY 31, 1996

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Loss Per Common Share - Loss per common share is computed using the weighted average number of shares of common stock outstanding during the period.

     Income Taxes - For the years and period ended July 31, 1998 and 1997, the Company incurred net operating losses amounting to $400 each period. Net operating loss carryforwards will expire in the years 2012 and 2011, if not previously utilized.

     No tax benefit for the loss carryforward has been reported in the financial statements. Accordingly, the tax benefit of approximately $360 resulting from the utilization of the loss carryforward has been offset by a valuation allowance of the same amount.

     Start-up Costs - Represents legal and other costs associated with the organization of the Company and services in connection with the anticipated merger/spin-off with American Nortel Communications, Inc. and Flex Financial Group, Inc. These costs will be amortized over a five year period upon commencement of operations.

               Operating Costs - Subsequent to December 31, 1996, pursuant to an agreement with Flex Financial, the Company is provided free rent, accounting services, management and other operating expenses.


NOTE B   TRANSACTIONS AND BALANCES WITH FLEX FINANCIAL GROUP, INC.
        AND MR. STEVE ROBERTS

     Transactions and balances with Flex Financial and Mr. Roberts for the periods ended July 31, 1998, 1997 and 1996 are as follows:

                                    1998           1997            1996
                                   --------      --------        --------


 Flex Financial Group, Inc.
   Interest expense/payable       $    400       $    400       $     134
                                   =======       ========        ========
 Roberts - Attorney at Law;
  initial registered agent
 Start-up costs                   $     -0-      $    -0-       $   4,992
                                    =======      =========        =======

                               ACCOUNTANTS' REPORT


To the Stockholder and Directors of
Flex Financial Group, Inc. and Flex Acquisitions Corporation
(A Development Stage Company)
Montgomery, Texas


     We have compiled the accompanying pro forma consolidated balance sheets of Flex Acquisitions Corporation as of July 31, 1998, 1997 and 1996, and the related pro forma consolidated statements of operations for the years then ended.

     The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the merger between Flex Financial Group, Inc. and Flex Acquisitions Corporation occurred at July 31, 1996. However, the pro forma consolidated financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

     The accompanying presentation and this report were prepared for the Flex Financial Group, Inc. Form SB-2 and should not be used for any other purpose.

     A compilation is limited to presenting in the form of pro forma financial statement information that is the representation of management and does not include evaluation of the support for the assumptions underlying the pro forma transactions. We have not examined or reviewed the accompanying pro forma consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.











Houston, Texas
November 6, 1998

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                          JULY 31, 1998, 1997 AND 1996

                                                         ASSETS

                                    July 31,         July 31,          July 31,
                                      1998             1997              1996
                                    --------         --------          --------
CURRENT ASSETS
   Cash                            $     269        $   9,564         $  42,220
   Interest receivable                    29               62             1,352
   Note receivable, Flex
     Acquisition Corporation             -0-              -0-            25,000
   Note receivable, Flex Delaware        -0-              -0-            10,000
   Loan origination costs, net           -0-              -0-             1,250
   Deferred registration costs           -0-           32,303               -0-
                                     ---------         --------         --------

       TOTAL CURRENT ASSETS              298           41,929            79,822
                                      --------         --------         --------

OTHER ASSETS
   Start-up costs                      4,992            4,992             4,992
                                      --------         --------         --------

                                   $   5,290        $  46,921         $  84,814
                                     ========         ========          ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                $   3,588        $     134         $     192
   Notes payable                      50,000           50,000            50,000
   Interest payable                   14,849            8,822             3,822
   Note payable, Focus-Tech
     Investments, Inc.                31,185              -0-               -0-
   Accrued overhead, Focus-Tech
     Investments, Inc.                   -0-              -0-             8,891
                                    ---------         --------          --------

      TOTAL CURRENT LIABILITIES       99,622           58,956            62,905
                                    ---------         --------          --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, no par value,
    10,000,000 shares authorized,
    none issued and outstanding,
    rights, preferences,
    qualifications, limitations and
    restrictions and any other
    benefits to be determined by
    the Board of Directors as
    provided in the Articles of
    Incorporation                        -0-              -0-              -0-
   Common stock, $.01 par value,
    10,000,000 shares authorized,
    94,000 shares sold and to be
    issued                               114              114              114
   Additional paid-in capital         83,180           83,180           83,086
   Deficit accumulated during the
    development stage               (177,626)         (95,235)          (61,291)
                                     --------         --------          --------

                                     (94,332)         (12,035)          21,909
                                     --------         --------          --------

                                   $   5,290        $  46,921        $  84,814
                                     ========         ========          ========





See summary of significant assumptions and accounting policies and accountants' report.

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JULY 31, 1998, 1997 AND 1996





                                     Year             Year               Year
                                    Ended            Ended              Ended
                                   July 31,         July 31,           July 31,
                                     1998             1997                1996
                                   --------          ------             ------

INTEREST INCOME                  $    -0-         $    604         $   2,144
                                   -------          -------          -------- -


EXPENSES
   Advertising                        -0-              -0-             2,564
   Amortization                       -0-            1,250               -0-
   Bad debt expense                   -0-           10,000               -0-
   Consulting expenses                -0-              -0-            16,982
   Filing fees                        -0-            4,523               510
   Interest expense                 6,060            5,400             7,572
   Legal and professional
    fees                           43,899           12,687             6,100
   Other expenses                      35              688             1,707
   Write-off of deferred
    registration costs             32,397              -0-               -0-
   Accrued overhead, Focus-Tech
    Investments, Inc.                 -0-              -0-             8,891
   Overhead allocation, Focus-Tech
    Investments, Inc.                 -0-              -0-            19,109
                                   -------          -------          --------

                                   82,391           34,548            63,435
                                  -------          -------          --------


NET LOSS                         $(82,391)        $(33,944)        $ (61,291)
                                  =======          =======          ========















     See  summary  of  significant   assumptions  and  accounting  policies  and
accountants' report.

                          FLEX ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
           SUMMARY OF SIGNIFICANT ASSUMPTIONS AND ACCOUNTING POLICIES
                      MAY 31, 1998, JULY 31, 1997 AND 1996


NOTE A   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The pro forma consolidated financial statements are based upon the historical financial statements of Flex Financial Group, Inc. (A Development Stage Company) (FFGI) and Flex Acquisitions Corporation (FAC) and their proposed merger, as if the merger was effective July 31, 1996. All intercompany transactions and balances have been eliminated (primarily notes payable/receivable and interest income/expense). No changes have been made to the accounting policies of the merged entities.

     The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the merged entities and the pro forma information is not necessarily indicative of the results that would have been attained if the merger had actually taken place July 31, 1996.




                                     Alt - 1
               [ALTERNATE COVER PAGE FOR DISTRIBUTION PROSPECTUS]

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                  SUBJECT TO COMPLETION, DATED DECEMBER 1, 1998

                           FLEX FINANCIAL GROUP, INC.

                          Common Stock, $.001 per Share

     This Prospectus covers 20,000 shares of common stock, par value $.001 per share ("Flex Financial Common Stock"), of Flex Financial Group, Inc. a Delaware corporation ("Flex Financial"). This Prospectus is being furnished to the stockholders of American NorTel Communications, Inc. ("American NorTel"), in connection with the proposed distribution (the "Distribution") to American NorTel's stockholders of shares of Flex Financial Common Stock, pursuant to the terms of an Agreement and Plan of Distribution, dated as of June 30, 1996, by and between American NorTel, Flex Acquisitions and Flex Financial, Flex Financial (the "Distribution Agreement"). A copy of the Distribution Agreement is included as an exhibit to the Registration Statement of which this Prospectus is a part. American NorTel is proposing to make the Distribution in connection with and as part of a proposed reorganization that also involves the merger of Flex Acquisitions Corporation ("Flex Acquisitions") with and into Flex Financial (the "Merger"), with Flex Financial remaining as the surviving corporation (after the Merger, the "Company"), the Merger to take place immediately prior to the Distribution, pursuant to a Restated Agreement and Plan of Merger by and between Flex Acquisitions and Flex Financial dated as of December 1, 1997 (the "Merger Agreement"), a copy of which is included as an exhibit to the Registration Statement of which this Prospectus is a part. As of the date of this Prospectus, American NorTel is the sole shareholder of Flex Acquisitions and, upon consummation of the Merger, will become a shareholder of the combined companies, the Company. The consummation of the Distribution is conditioned upon the successful completion of the Merger. The completion of the Merger is subject to the approval of American NorTel (in its capacity as the sole shareholder of Flex Acquisitions) and the shareholders of Flex Financial. Both American NorTel and a majority of the shareholders of Flex Financial have agreed to approve the Merger.

     One share of Company Common Stock will be distributed for each 588 shares of common stock of American NorTel, par value $_____ per share (the "American NorTel Common Stock"), issued and outstanding on the date established by the Board of Directors of American NorTel for determining stockholders of record entitled to receive Company Common Stock in the Distribution (the "Distribution Record Date").

     No consideration will be paid by American NorTel's stockholders for the shares of Flex Acquisitions Common Stock to be received by them in the Distribution. There is currently no public trading market for the shares of Flex Financial Common Stock. the Company intends to attempt to qualify the Company Common Stock for quotation on the Electronic Bulletin Board (EBB) under the trading symbol "________."

     STOCKHOLDERS OF AMERICAN NORTEL SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS" ON PAGE 13 HEREOF WITH RESPECT TO THE SECURITIES BEING OFFERED HEREBY.



                             ----------------------



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is December 1, 1998
                                    Alt - 10
         [ALTERNATE TABLE OF CONTENTS PAGE FOR DISTRIBUTION PROSPECTUS]


                                TABLE OF CONTENTS


AVAILABLE INFORMATION.........................................................v

CAUTIONARY STATEMENTS.........................................................v

SUMMARY OF THE OFFERING.......................................................6
   Overview...................................................................6
   The Company................................................................7
     General..................................................................7
     Business Plan............................................................7
     Management...............................................................7
   Use of Proceeds............................................................7
     Minimum Offering.........................................................7
     Maximum Offering.........................................................8
   The Transactions...........................................................8
     The Distribution.........................................................8
     The Merger...............................................................9
   The Offering...............................................................9
   Parties to the Transaction................................................10
     Flex Financial Group, Inc...............................................10
     Flex Acquisitions Corporation...........................................10
     American NorTel Communications, Inc.....................................11
   Summary Consolidated Financial Data.......................................12

RISK FACTORS.................................................................13
   Risks Inherent in Development Stage Company...............................13
   Arbitrary Determination of Offering Price and Warrant Exercise Price......13
   No Assurance of a Public Market and Likelihood of a Volatile Market.......13
   Penny Stock Regulation....................................................13
   Dependence on Michael Fearnow.............................................14
   Conflicts of Interest.....................................................14
   Lack of Independent Directors.............................................14
   Lack of Ability to Fully Investigate Financing Opportunities..............14
   Current Prospectus and State Blue Sky Registration Required to
     Exercise the Warrants...................................................14
   Competition...............................................................15
   Adverse Effect of Sale of Less Than Total Offering........................15
   Risk of No Underwriter....................................................15
   Lack of Participating Broker Dealers......................................15
   No Cash Dividends.........................................................15
   Shares Eligible for Future Sale...........................................16
   Market Standoff Agreement.................................................16
   Dilution..................................................................17
   Anti-Takeover Provisions..................................................18

USE OF PROCEEDS..............................................................18

DIVIDEND POLICY..............................................................19

CAPITALIZATION...............................................................19

DILUTION.....................................................................20

Management's Discussion and Analysis of Financial Condition
  and Results of Operations..................................................21
     General.................................................................21
     Liquidity and Capital Resources.........................................21
   Year 2000 Issue...........................................................21

BUSINESS OF THE COMPANY......................................................21
   Overview..................................................................22
     General.................................................................22
   Plan of Operation.........................................................22
     Business Objectives.....................................................22
     Business Experience of Principals.......................................23
   Subordination Loans and Bridge Loans......................................23
     General Consideration...................................................23
     Subordination Loans.....................................................23
     Bridge Loans............................................................23
     Typical Scenarios.......................................................24
   Plan of Operation for Next 12 Months......................................24
   Other Investment Transactions.............................................25
     General.................................................................25
     Investment Transactions.................................................25
     Typical Scenarios.......................................................25
     Method of Participation.................................................25
     Flex Financial May Be Deemed to Be an Underwriter.......................25
     Flex Financial May Have Exposure as a Control Person....................26
   Other Considerations......................................................26
     Sources of Opportunities................................................26
     Evaluation Procedures...................................................27
   Competition...............................................................27
   Description of Properties.................................................27
   Course of Business Should the Minimum Offering Not be Sold................28
   Legal Proceedings.........................................................28

MANAGEMENT OF THE COMPANY....................................................28
   Directors, Executive Officers and Significant Employees...................28
   Compensation of Directors and Officers....................................28
   Stock Incentive Plan......................................................29
        General Provisions of the Stock Incentive Plan.......................29
        Stock Options and Stock Appreciation Rights..........................29
        Restricted Stock.....................................................30
        Tax Information......................................................30
   Limitations of Liability and Indemnification of Directors.................31

Certain Transactions.........................................................32

PRINCIPAL STOCKHOLDERS.......................................................33
   Security Ownership of Certain Beneficial Owners...........................33
   Security Ownership of Management..........................................34
   Parents...................................................................34

DESCRIPTION OF SECURITIES....................................................34
   Units.....................................................................35
   Common Stock..............................................................35
   Redeemable Common Stock Purchase Warrants and Options.....................36
     Class A Common Stock Purchase Options...................................36
     Class B Warrants........................................................36
     Class C Warrants........................................................36
     General.................................................................37
     Current Prospectus and State Blue-Sky Registration Required
        to Exercise Warrants.................................................37
   Unit Purchase Options.....................................................38
   Preferred Stock...........................................................38
   Defenses Against Hostile Takeovers........................................38
     Introduction............................................................38
     Authorized Shares of Capital Stock......................................38
     Stockholder Meetings....................................................39
     Classified Board of Directors and Removal of Directors..................39
     Restriction of Maximum Number of Directors and Filling
       Vacancies on the Board of Directors..................39
   Stockholder Vote Required to Approve Business Combinations
       with Related Persons...............................39
     Advance Notice Requirements for Nomination of Directors
       and Proposal of New Business at Annual Stockholder Meetings...........40
     Limitations on Acquisitions of Capital Stock............................40
     Supermajority Voting Requirement for Amendment of
       Certain Provisions of the Certificate of Incorporation................40
   Registrar Transfer Agent and Warrant Agent................................41

THE DISTRIBUTION.............................................................41
   Terms of the Distribution Agreement.......................................41
   Manner of Effecting the Distribution......................................41
   Trading of Company Common Stock; Restrictions on Resale...................42
   Treatment of Small Number of Shares.......................................42
   Purpose of the Restructuring..............................................42
   Accounting Treatment of Proposed Merger...................................43
   Certain Federal Income Tax Consequences...................................43
   Taxation of Stock as a Dividend...........................................44
   Taxpayer Relief Act.......................................................45
   Backup Withholding........................................................45
   Certain State Tax Consequences............................................45
   Reoffering by Party Deemed to be an Underwriter...........................45

SHARES ELIGIBLE FOR FUTURE SALE..............................................46

LEGAL MATTERS................................................................46

EXPERTS......................................................................48

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
       FINANCIAL STATEMENT SCHEDULES.......................................F - 1

                  [ALTERNATE PAGE FOR DISTRIBUTION PROSPECTUS]


                                 USE OF PROCEEDS

     Immediately prior to the Distribution, Flex Acquisitions will merge with and into Flex Financial and American NorTel as the sole shareholder of Flex Acquisitions, will receive Flex Financial Common Stock. Such shares of Flex Financial Common Stock will be distributed in a manner expected to receive tax-free treatment to American NorTel stockholders as of the Distribution Record Date, and no consideration will be paid by such stockholders in the Distribution. Therefore, there will be no proceeds from the issuance of the Flex Financial Common Stock.


                                THE DISTRIBUTION

     The following information describes certain aspects of the proposed Distribution as well as a general description of the business of the Company that will exist following the completion of the Merger and the Distribution. For information describing certain aspects of the Merger, see " - Terms of the Distribution Agreement" and " - Manner of Effecting the Distribution." The descriptions of the various agreements contained herein, including, without limitation, the Distribution Agreement, do not purport to be complete and are qualified in their entirety by reference to forms of such agreements which are filed as an exhibit to the registration statement of which this Prospectus is a part, which such exhibits are incorporated herein by reference. All American NorTel Stockholders are urged to read such agreements in their entirety.

Terms of the Distribution Agreement

     Simultaneously with the execution of the Merger Agreement, Flex Financial and Flex Acquisitions executed the Distribution Agreement. Following the Merger, Flex Financial will succeed to Flex Acquisition's obligations arising pursuant to the Distribution Agreement by operation of law following the Merger. The Distribution Agreement provides that the Distribution will be effected by distributing to each holder of American NorTel Common Stock as of the close of business on the Distribution Date certificates representing one share of Flex Financial Common Stock for each 588 shares of American NorTel Common Stock held by such holder as of such time. See "-- Manner of Effecting the Distribution."

Manner of Effecting the Distribution

     The American NorTel Board of Directors will determine the Distribution Date and it is expected that the Distribution will be made on the Distribution Date to stockholders of record of American NorTel Common Stock as of the Distribution Record Date. The Merger is expected to take place promptly following the satisfaction of certain conditions set forth in the Merger Agreement and is expected to occur immediately following the Time of Distribution. The Distribution will not take place unless all of the conditions to effecting the Merger (other than the completion of the Distribution) have been fulfilled, and there can be no assurance as to the timing or consummation of the Distribution. American NorTel's transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, will act as the Distribution Agent for the Distribution and will deliver certificates for Company Common Stock as soon as practicable to holders of record of American NorTel Common Stock as of the close of business on the Distribution Record Date on the basis of one share of Company Common Stock for every 588 shares of American NorTel Common Stock held on the Distribution Record Date. All shares of Company Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Capital Stock." Following the completion of the Distribution, the Company will operate as an independent, publicly-traded company.

     YOU WILL NOT BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF COMMON STOCK RECEIVED IN THE DISTRIBUTION OR WILL YOU NEED TO SURRENDER YOUR AMERICAN NORTEL COMMON STOCK CERTIFICATES IN ORDER TO RECEIVE SHARES OF COMPANY COMMON STOCK IN THE DISTRIBUTION. THE DISTRIBUTION AGENT WILL SEND YOU YOUR STOCK CERTIFICATES FOLLOWING THE CONSUMMATION OF THE MERGER.

Trading of Company Common Stock; Restrictions on Resale

     The Company will attempt to qualify the Common Stock on the NASD inter-dealer Electronic Bulletin Board. The Company Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of Common Stock received by any person who may be deemed to be an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the directors and executive officers of the Company. Persons who are affiliates of the Company will be permitted to sell their Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part will not cover resales of Company Common Stock by affiliates of the Company. See "Shares Eligible for Future Sale."

Treatment of Small Number of Shares.

     With respect to certificates representing the ownership of fewer than five Distribution Shares of the Company, the Transfer Agent shall not immediately distribute these certificates to the American NorTel shareholders. Rather, each American NorTel shareholder entitled to one of these small denomination certificates shall be advised by American NorTel that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small-denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net cash proceeds of the sale after the payment of customary selling commissions. No fractional share interests will be distributed. The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence, and distribute to those entitled the net cash proceeds of such sale.

Purpose of the Restructuring

     Flex Acquisitions, which is a wholly owned subsidiary of American NorTel, was recently organized for purposes of the Transactions. Until shortly before the Merger, Flex Acquisitions will own no material assets and will conduct no business activities other than in preparation for the Transactions. Consummation of the Merger is a condition to the Distribution.

     Michael Fearnow has been acquainted with the chief executive officer of American NorTel for many years and advanced the idea of the distribution. As a result of their discussions, Flex Acquisitions and American NorTel believe that the shareholders of Flex Financial and American NorTel will benefit from receiving shares in a transaction that has been registered under the Securities Act in exchange for their shares of capital stock, in the case of Flex Financial, or as a dividend with possible future value, in the case of American NorTel. Further, the management of the Company and of Flex Acquisitions believe that the distribution of Shares to the stockholders of American NorTel in the Distribution will provide the basis for the creation of a public market for the common stock of the post-merger Company and that the existence of such a public market will benefit the Flex Financial and American NorTel stockholders. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market and Likelihood of a Volatile Market."

     In determining to undertake the Restructuring by means of the Merger and Distribution on the terms proposed, Michael Fearnow as sole director of Flex Financial considered the 17% dilution to shareholders of Flex Financial and the fairness of the consideration received by the shareholders pursuant to the Merger and Distribution. The board considered among other factors: prior disclosures to shareholders as to expected dilution in any merger and spin-off transaction, the amount of capital contributed by the shareholders, the estimated expenses and timing of an independent initial public offering of securities, the percentage of ownership to be held by investors in this Units Offering, the current market conditions in the over-the-counter securities market, the Company's proposed capital structure, possible future capital requirements of the Company, potential dilution to shareholders from Warrant exercise, the estimated costs of acquiring a fully reporting and current public shell corporation, the dilutive effects of such alternative transactions, the company's ability to develop a public market for its common stock, and the costs and dilutive effect of similar transactions necessary to accomplish a public underwriting and to become a widely owned public company. The board concluded that alternative undertakings posed a number of obstacles which management determined were unreasonable, including: substantial time requirements, legal and accounting costs, the inability to obtain an underwriter willing to commit to a firm underwriting, limited capital available to the company, and the potential amount of dilution likely to be experienced by the Flex Financial shareholders and other costs associated with an IPO or shell acquisition.

     Michael Fearnow as the sole director and officer of Flex Financial determined that, after research into other possible alternatives, the proposed Restructuring presented the fastest and least expensive method of accessing the U.S. public securities markets and providing the most desirable corporate vehicle for conducting its business operations. The criteria applied by the board was to obtain trading status for the shares held by Flex Financial's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution. Applying this criteria, the board determined that, considering the 17% dilution was in line with prior disclosures to shareholders regarding expected dilution in any merger and spin-off transaction, the terms of the proposed Merger and Distribution were fair to its shareholders.

     As provided in the Distribution Agreement, prior to the consummation of the Distribution, American NorTel will take certain actions as the sole stockholder of Flex Acquisitions or will ratify action taken by officers and directors of Flex Acquisitions in connection with adoption of the Plan and Agreement of Merger, including: (i) adopting the Certificate of Incorporation and Bylaws of Flex Acquisitions to be in effect at the Time of Distribution (as defined in the Distribution Agreement); (ii) causing the officers directors of the Company to serve in such capacities following the Distribution; and (iii) adopting an incentive compensation plans for the benefit of directors, officers, and employees of the Company to be in effect following the Distribution. For information concerning the Certificate of Incorporation and Bylaws of the Company, see "Description of Securities - Common Stock and - Defenses Against Hostile Takeovers." For information concerning the individuals who will serve as directors and executive officers of the Company following the Distribution and a description of the Flex Financial stock incentive plan, see "Management of the Company."

Accounting Treatment of Proposed Merger

     Because Flex Acquisitions has no material assets or liabilities and is not an operating entity, the proposed Merger will be accounted for as if Flex Financial recapitalized.

Certain Federal Income Tax Consequences

     The following summary description of the material federal income tax consequences of the Distribution is based upon the opinion of Sonfield & Sonfield, federal tax counsel for the Company ("Tax Counsel"). This summary is for general informational purposes only and is not intended as a complete description of all of the tax consequences of the Distribution and does not discuss tax consequences under the laws of state or local governments or of any other jurisdiction. The Company has not requested a ruling from the Internal Revenue Service (the "Service") with respect to these matters. Accordingly, no assurance can be given as to the Service's interpretation with respect to these matters. Moreover, the tax treatment of a stockholder may vary depending upon his, her or its particular situation. In this regard, certain stockholders (including (i) insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign trusts or estates as defined for United States federal income tax purposes, and (ii) stockholders that hold shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes and stockholders with a "functional currency" other than the United States dollar) may be subject to special rules not discussed below. In addition, this summary applies only to shares which are held as capital assets. The following discussion may not be applicable to a stockholder who acquired his or her shares pursuant to the exercise of stock options or otherwise as compensation. There can be no assurance that there will not be differences of opinion as to the interpretation of applicable law.

     Tax opinions are not binding on the IRS or any court. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by Flex Financial and Flex Acquisitions, which representations if incorrect or incomplete in certain material respects, would jeopardize the conclusions reached in the opinions.

     This information is directed to stockholders who acquire shares in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the shares as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other company) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein..

     THE FOLLOWING DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE WHICH MAY OR MAY NOT BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN. SEE "POSSIBLE FUTURE LEGISLATION" BELOW.

     EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE TRANSACTION DESCRIBED HEREIN, INCLUDING, THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES OF APPLICABLE TAX LAWS.

Taxation of Stock as a Dividend

     Dividends paid on common stock are subject to tax as ordinary income to the extent of the company's current or accumulated earnings and profits as computed for federal income tax purposes. To the extent that the amount of the dividend paid on the common stock exceeds the company's current and accumulated earnings and profits for federal income tax purposes, such dividend will be treated first as a nontaxable return of capital which will be applied against and reduce the adjusted tax basis of the common stock of the holder. Any amount in excess of the holder's adjusted tax basis would then be taxed as capital gain, and will be long-term capital gain if the holder's holding period for the common stock exceeds one year. For purposes of the remainder of this discussion of federal income tax consequences, the term "dividend" refers to a distribution out of current or accumulated earnings and profits and taxed as ordinary income as described above, unless the context indicates otherwise.

     The 70% (and in some cases, 80%) dividends received deduction may be available with respect to dividends paid by the company to holders which are corporations. However, a corporate holder that disposes of shares within 45 days of their date of acquisition cannot claim the dividends received deduction for dividends on such shares. (These time periods are extended for periods during which the taxpayer's risk of loss with respect to such shares is diminished, for example, by an offsetting position.) In addition, under section 246A of the Code, if a corporation incurs indebtedness for the purpose of making or carrying a portfolio stock investment (which would include the common stock), the 70% (or in some cases, 80%) deduction for dividends received will generally be disallowed with respect to the dividends on that portion of such stock which was acquired or carried by means of such indebtedness

     Section 1059 of the Code imposes a special basis reduction rule that requires a corporate shareholder to reduce its basis (but not below zero) for stock owned by it to the extent of the nontaxed portion of any extraordinary dividend if as of the earliest of the date on which the corporation declares, announces or agrees to the amount or payment of such dividend the corporate shareholder has not held such stock for more than two years. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the deduction for dividends received by corporations). An extraordinary dividend is generally defined as a dividend equaling or exceeding a prescribed threshold percentage (5% for Bonds and 10% for common stock) of the corporate shareholder's adjusted basis in such stock. Under certain circumstances the corporate shareholder may elect to use fair market value rather than adjusted basis in computing the threshold percentage for determining whether an extraordinary dividend has been received. In addition, a corporate shareholder shall recognize, in the year such stock is sold or otherwise disposed of, as gain from the sale or exchange of stock, an amount equal to the aggregate nontaxed portions of any extraordinary dividends with respect to such stock which did not reduce the basis of such stock by reason of the limitation on reducing basis below zero

Taxpayer Relief Act

     The Taxpayer Relief Act of 1997 ("TRA 1997") was signed into law on August 5, 1997. TRA 1997 contains certain restrictions involving a distribution or "spin off" to stockholders of portions of a business enterprise, accompanied by a merger or acquisition of a specific unit of the business enterprise involving a third party acquiror. The Distribution and the Merger are not affected by the restrictions imposed by TRA 1997.

Backup Withholding

     United States information reporting requirements and backup withholding at the rate of 31% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of Flex Financial Common Stock, unless the stockholder (i) is a corporation or comes within certain other exempt categories, and, when required, demonstrates these facts, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply Flex Financial with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be refunded or credited against the stockholder's federal income tax liability. Stockholders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to such shares will be reported annually to the IRS and to such stockholder.

     These back-up withholding tax and information reporting rules currently are under review by the United States Treasury Department and proposed Treasury Regulations issued on April 15, 1996 would modify certain of such rules generally with respect to payments made after December 31, 1997. Accordingly, the application of such rules may be changed.

Certain State Tax Consequences

     Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of Bonds in all of the state taxing jurisdictions in which they are already subject to tax. Bondholders are urged to consult their own tax advisors with respect to state income and corporate franchise tax consequences arising out of the purchase, ownership and disposition of Bonds.

Reoffering by Party Deemed to be an Underwriter

     The Shares described herein are to be redistributed by the owner of such Shares, American NorTel, who might be deemed to be an underwriter by reason of its intent to distribute such Shares. See "Terms of the Distribution." In addition, any American NorTel shareholder who is an affiliate of American NorTel might be deemed to be an underwriter if such shareholder has an intent to redistribute the Distribution Shares received in the Distribution. The Company is not aware of any such shareholder who may be deemed to be an affiliate. See "Principal Stockholders."

     After the distribution by American NorTel of the Distribution Shares to its shareholders, American NorTel will no longer own any shares of capital stock of the Company, except to the extent that an uncertain number of Distribution Shares representing undistributed fractional and whole share interests, would not be allocated in the rounding down process. See "Terms of the Distribution."

     In the event American NorTel or a shareholder of American NorTel should be deemed to be an underwriter of the Shares to be distributed to its shareholders, any person who purchases the registered Shares within three years after the distribution could assert a claim against American NorTel under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the Shares American NorTel distributes to its shareholders under this Prospectus. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

                                     II - 5
                                     PART II

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under Delaware Law. Section 145 of the General Corporation Law of Delaware provides that:

(a) A corporation may indemnify any person, including officers and directors, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses
     (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article XV of the Certificate of Incorporation of the Registrant provides, in effect, that subject to certain limited circumstances, the Company will indemnify its officers and directors to the extent permitted by Delaware Law. The Company is not insured for liabilities it may incur pursuant to Article XV of its Certificate of Incorporation relating to the indemnification of officers and directors of the Company and its subsidiaries or affiliates.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses, other than underwriting commissions and the non accountable expense allowance. None of the expenses are being paid by the distributing security holder, American NorTel Communications, Inc. All expenses are being paid by Flex Financial Group, Inc., the Company with which Flex Acquisitions proposes to Merger.

                             ITEM                                AMOUNT

    Registration fees                                            $3,000

    Escrow agent's fee                                            1,750

    Stock transfer agent's fee                                    4,000

    Printing and engraving                                        5,000 (1)

    Postage                                                       4,000 (1)

    Legal                                                        35,000

    Accounting                                                   15,000

    Moody's publication fee                                       3,500
                                                               ---------
         TOTAL                                                 $ 71,250
-------------------------

(1)  Estimate


ITEM 26.     Recent Sales of Unregistered Securities

     On March 31, 1996, the Flex Acquisitions issued its convertible subordinated redeemable note ("Flex Note") in the principal sum of $4,000 to Flex Financial. The Flex Note bears 10% interest with principal and interest due March 31, 1998 and is convertible into Common Stock at a conversion price of $.05 per share. If the Merger is consummated the Flex Note be eliminated as part of the transaction. If the Merger or any other merger is not effected within 18 months of the effective date of the S-4 registration statement, Flex Financial has agreed to convert the Flex Note into Common Stock of the Company and exercise its voting rights to cause a dissolution of the Company.

     On September 1, 1996 Flex Acquisitions issued 20,000 shares of its Common Stock to its corporate parent, American NorTel Communications, Inc., a Wyoming corporation, for a cash consideration of $1,000 received on April 12, 1996. This is the only issuance of Common Stock by Flex Acquisitions, which remains a wholly-owned subsidiary of American NorTel Communications, Inc.

     There was no underwriter, and the securities were not offered to any person other than American NorTel Communications, Inc.

     The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. It is believed that Congress never intended, in enacting the Securities Act, that a corporation needs the protection of the registration provisions of the Securities Act when it organizes a wholly-owned subsidiary corporation whose directions and policies will be established and governed by the corporate parent.

     Flex Financial was organized under the laws of Delaware on the 8th day of December, 1997 and, as a part of its organization, privately offered and sold 94,000 share of common stock, $.001 par value per share, 80,000 Class A Options, 28,000 Class B Warrants and 28,000 Class C Warrants for a price equal to the par value or a total of $94.00. In addition, Flex Financial agreed to acquire all the assets and certain liabilities of Flex Financial Group, Inc., a Texas corporation, in consideration for cash in an amount equal to the shareholders' equity as of July 31, 1996.

     The issuance of the securities was deemed exempt from registration under the Securities Act in reliance on Rule 506 promulgated under the Securities Act.

     All recipients had adequate access to information about the Flex Financial, and the recipients represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates. Flex Financial believes that all of the purchasers of the Common Stock in this offering at $4.80 per Unit were accredited investors as defined in Rule 501 promulgated under the Securities Act.

         ITEM 27.                   EXHIBITS.
--------------------------------------------------------------------------------

1.1  Form of Underwriting Agreement (3)

1.2  Form of Selected Broker-Dealer Agreement (2)

2.1 Agreement of Merger of July 1, 1996 between Flex Acquisitions Corporation and Flex Financial Group, Inc. (2)

2.1.1Restated  Agreement  of Merger of July 1, 1996  between  Flex  Acquisitions
     Corporation and Flex Financial Group, Inc.(1)

2.2  Business  Combination-Spinoff   Agreement  of  June  30,  1996  among  Flex
     Acquisitions Corporation, Flex Financial Group, Inc. and American NorTel Communications, Inc. (2)

2.2.1Restated  Business  Combination-Spinoff  Agreement  of June 30,  1996 among
     Flex Acquisitions Corporation, Flex Financial Group, Inc. and American NorTel Communications, Inc.(1) 3.1 Certificate of Incorporation of Flex Acquisitions Corporation (2)

3.2 Certificate of Incorporation of Flex Financial Group, Inc., a Texas corporation (2)

3.2.1Certificate of Incorporation of Flex Financial Group, Inc. a Delaware corporation (1) 3.3 Bylaws of Flex Acquisitions Corporation (2)

3.4  Bylaws of Flex Financial Group, Inc., a Texas corporation (2)

3.4.1 Bylaws of Flex Financial Group, Inc., a Delaware corporation (1)

4.1  Form of Class B Redeemable Common Stock Purchase Warrant

4.2  Form of Class C Redeemable Common Stock Purchase Warrant

4.3  Form of Class A Unit Purchase Options (3)

4.4  Form Of Common Stock Purchase Options (3)

4.5  Form of Unit Purchase Options (2)

4.6  Form of Class A Common Stock Purchase Options (2)

5.1  Opinion of Sonfield & Sonfield as to the legality of the (1)

8.1  Opinion of Sonfield & Sonfield as to tax matters  (included in Exhibit 5.1)
     (1)

10.1 Escrow Agreement Among Flex Acquisitions Corporation; American NorTel Communications, Inc., and Southwest Bank of Texas N.A. (3)

10.2 Agreement of Flex Financial relating to compliance with S.E.C. Rule 419 (3)

10.3 Indemnification Agreement between the Company and Michael T. Fearnow (1)

10.4 Flex Financial Stock Incentive Plan (1)

23.1 Consent of Sonfield & Sonfield (included in Exhibit 5.1)

23.2 Consent  of  Harper  &  Pearson  Company,   independent  auditors  of  Flex
     Acquisitions Corporation (1)

23.3 Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc. (1)

27.1 Financial Data Schedule (1)

-------------------------------

(1)  Filed herewith

(2)  Previously filed

(3)  Deleted

                                  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Flex Acquisitions Corporation pursuant to the foregoing provisions, or otherwise, Flex Acquisitions Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Flex Acquisitions Corporation of expenses incurred or paid by a director, officer or controlling person of Flex Acquisitions
Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Flex Acquisitions Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery, Texas on December 1, 1998.

                                        FLEX ACQUISITIONS CORPORATION
                                        FLEX FINANCIAL GROUP, INC.


                                        By: /s/  Michael T. Fearnow
                                           ------------------------
                                           Michael T. Fearnow
                                          Chief Executive Officer, President and
                                          Chairman of the Board of Directors
                                          (Principal Executive Officer)




     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                        FLEX ACQUISITIONS CORPORATION
                                        FLEX FINANCIAL GROUP, INC.

                                        By:   /a/ Michael T. Fearnow
                                           -------------------------
                                                  Michael T. Fearnow
                                        Chief Executive Officer, President,
                                        Chief Financial Officer, Chairman
                                        of the Board of Directors, and Director
                                        (Principal Executive Officer)
                                        (Principal Financial and
                                        Accounting Officer)

    Date: December 1, 1998

--------

(1) Does not include up to 217,665 shares reserved for issuance upon exercise of outstanding options and warrants. See "Description of Securities."

(2) Does not include (i) 1,000,000 shares reserved for issuance under the Company's stock option plan or (ii) 400,000 shares reserved for issuance under the Warrants being offered hereby. See "Description of Securities."